Exhibit 10.1

OFFICE LEASE AGREEMENT

UNION HILLS OFFICE PLAZA

AX UNION HILLS L.P.,

a Delaware limited partnership,

as Landlord

and

GREENWOOD HALL, INC.,

a Nevada corporation,

as Tenant

Dated: March 30, 2015

EXHIBITS:

A	FLOOR PLAN OF PREMISES
B	STANDARD WORKLETTER
C	COMMENCEMENT DATE CERTIFICATE
D	PARKING RULES AND REGULATIONS
E	RULES AND REGULATIONS
F	PROHIBITED USES
F-1	UOP WAIVER OF EXCLUSIVE
G	JANITORIAL SPECIFICATIONS
H	SIGNAGE CRITERIA
I	SAMPLE SNDA

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OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT is made and entered into as of the Effective Date by and between AX UNION HILLS L.P., a Delaware limited partnership, as Landlord, and GREENWOOD HALL, INC., a Nevada corporation, as Tenant.

ARTICLE 1

BASIC LEASE PROVISIONS AND CERTAIN DEFINED TERMS

Effective Date:	March 30, 2015 (to be completed by Landlord upon Landlord’s execution of this Lease)

Landlord:	AX UNION HILLS L.P., a Delaware limited partnership

Landlord’s Notice Address:

AX UNION HILLS L.P.

16220 North Scottsdale Road, Suite 280

Scottsdale, Arizona 85254

Attn: Philip Martens

With a copy to:

Artis REIT

300 - 360 Main Street

Winnipeg Manitoba R3C 3Z3

Attn: Jim Green

Reinhart Boerner Van Deuren s.c.

16220 North Scottsdale Road, Suite 290

Scottsdale, Arizona 85254

Attn: William (Will) Invie Shroyer

Tenant:	GREENWOOD HALL, INC., a Nevada corporation

Tenant’s Notice Address:	1936 East Deere Avenue, Suite 120 Santa Ana, California 92705 Attn: John Hall

Building:	The building commonly known as the Union Hills Office Plaza, at the following street address: 2550 W. Union Hills Drive Phoenix, Arizona 85027

Premises:	Approximately 10,199 rentable square feet located on the second (2nd) floor of the Building and currently known as Suite 201, as outlined on the floor plan attached as Exhibit “A” hereto

Rentable Area of Building:	143,715 rentable square feet

Tenant’s Pro Rata Share:	7.0967%

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Permitted Use:	General office for only use as an educational advising call center and training facility, and data center for Tenant operations; provided: (1) in no event shall there be any student instruction provided at the Building; and (2) in no event shall Tenant violate any Prohibited Use(s) as provided for herein, and the Permitted Use explicitly excludes any Prohibited Uses; provided, however, the University of Phoenix has waived certain of its Prohibited Uses, as described on its consent agreement attached hereto as Exhibit F-1

Lease Term:	Five (5) years and 6 months, plus any remaining days in the last full calendar month if the Commencement Date occurs on a date other than the first day of a calendar month

Estimated Commencement Date:	April 10, 2015

Base Monthly Rent:

Period (months)	Annual Base Rent per Rentable Square Foot*	Base Monthly Rent

1-12	$10.75	$9,136.60

13-24	$22.00	$18,698.17

25-36	$22.50	$19,123.13

37-48	$23.00	$19,548.08

49-60	$23.50	$19,973.04

61-66	$24.00	$20,398.00

*Tenant shall also be obligated to pay all taxes imposed upon the Base Monthly Rent in accordance with the terms of this Lease in addition to the amounts set forth in this chart.

Security Deposit:	Not Applicable

Base Year:	January 1, 2015 to December 31, 2015.

Initially Required Insurance:	See Section 15.

Tenant Improvement Allowance:	See Exhibit B.

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Building Hours:	7:00 a.m. to 6:00 p.m., Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, excluding recognized federal, state or local holidays

Parking:	See Article 12.

Landlord’s Broker:	Jones Lang LaSalle (John Bonnell)

Tenant’s Broker:	Colliers International (Keith Lambeth)

Mortgagee:	Not Applicable

Managing Agent:	Ryan Companies US, Inc. 3900 E. Camelback Road, Suite 130 Phoenix, AZ 85018 Attn: Susan Omosky, CPM/LEED Green Associate

ARTICLE 2

DEMISE AND POSSESSION

2.1           Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Lease Term. The Premises shall have an upper boundary of the underside of the floor slab immediately above the Premises and a lower boundary of the unfinished upper surface of the floor slab upon which the Premises are situated. The Premises are part of the Building. The Building is part of a development that may contain other buildings and structural improvements (the “Project”).

2.2           Landlord and Tenant agree that for all purposes under this Lease including, without limitation, calculating Rent, Additional Rent and Tenant’s Pro Rata Share: (i) the Premises will be deemed to contain a rentable area comprising the number of square feet designated in Article 1, (ii) the Building will be deemed to contain a rentable area comprising the number of square feet designated in Article 1, and (iii) the square footage referenced in (i) and (ii) immediately above are stipulated amounts based on Landlord’s method of determining such square footage together with a load factor and other considerations and may not reflect the actual amount of floor space available for the use of Tenant and will not be adjusted to reflect changes during the Lease Term in rentable or usable areas as typically calculated using so-called BOMA standards.

ARTICLE 3

LEASE TERM; TENANT IMPROVEMENTS

3.1          Except as otherwise provided in this Lease, the Lease Term shall be for the period set forth in Article 1, subject to earlier commencement as provided in Section 3.2 below or later commencement as provided in Section 3.3 below.

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3.2          Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Lease Term. The Lease Term shall commence on the “Commencement Date,” which is defined as the earliest of (a) April 10, 2015 and Landlord shall use commercially reasonable efforts to promptly achieve Substantially Completion (as defined in the workletter attached hereto as Exhibit “B” (the “Workletter”)) of the Tenant Improvements (as defined in the Workletter) and tender possession of the Premises to Tenant, without any liability for loss or damage for any delay in achieving Substantial Completion by the Commencement Date; or ( b) ) the date on which Tenant takes possession of the Premises (other than early access to the Premises as described below). Notwithstanding the foregoing, provided such access does not interfere with construction of the Tenant Improvements, Tenant may have access to the Premises fifteen (15) days prior to the Commencement Date for the purpose of performing improvements or installing furniture, equipment or other personal property. Such early access shall be subject to the terms and conditions of this Lease, except that Tenant shall not be obligated to pay Rent (as defined below) to Landlord for such period of time. By executing this Lease, the parties agree to the terms set forth in the Workletter.

3.3          If Landlord is unable to tender possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Article 1 for any reason whatsoever including, without limitation, Tenant Delays, Landlord shall not be liable to Tenant for any damages or losses resulting therefrom and this Lease shall continue in full force and effect. On or about the Commencement Date, Landlord shall prepare and deliver to Tenant a commencement date notice in the form of Exhibit “C” attached hereto (the “Commencement Date Notice”), which Tenant agrees to execute and return to Landlord or return with corrections (as applicable) within ten (10) days of receipt thereof. Tenant’s failure to return it to Landlord as provided above shall be deemed to be Tenant’s acceptance of all the terms in the Commencement Date Notice and shall not affect the validity of the Commencement Date or this Lease. By taking possession of the Premises, Tenant acknowledges that the Premises are in good order and satisfactory condition, that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building, and that Tenant has examined and accepts the Premises in its present “as is” condition and configuration, subject only to any remaining obligations contained in the Workletter.

3.5          Provided that: (1) no Event of Default exists under this Lease; and (2) the original Tenant that executed this Lease and in no event a Transferee (as hereinafter defined and except as permitted by Section 3.5.3) continues to be in possession of the entire Premises, both requirements being met as of the date of exercise of the Renewal Option or as of the Renewal Term Commencement Date (both as defined below), then Tenant shall have one (1) option to renew this Lease (“Renewal Option”) for the entire Premises for a period of five (5) years (“Renewal Term”), commencing on the first day following the expiration of the initial Lease Term (“Renewal Term Commencement Date”). The Renewal Option is exercisable only by Tenant giving written notice thereof (“Renewal Notice”) to Landlord of its exercise of the Renewal Option at least nine (9) months, but not more than fifteen (15) months, prior to the expiration of the initial Lease Term or the Renewal Term, as applicable.

3.5.1       The Base Monthly Rent payable hereunder for the Premises during the Renewal Term shall be adjusted to the Fair Market Rental Rate (as defined in Section 3.5.4) as of the applicable Renewal Term Commencement Date provided, however, that Base Monthly Rent for the applicable Renewal Term shall not be less than the Base Monthly Rent payable by Tenant at the expiration of the initial Lease Term.

(1)            Landlord shall give Tenant written notice of Landlord’s determination of the Fair Market Rental Rate for the Renewal Term (“Landlord’s Statement”) within thirty (30) days after Landlord’s receipt of the Renewal Notice. Within fifteen (15) days after Tenant’s receipt of Landlord’s Statement (“Tenants Review Period”), Tenant shall give Landlord written notice of its election to either (a) accept the Fair Market Rental Rate set forth in Landlord’s Statement or (b) reject Landlord’s Statement and request that the Fair Market Rental Rate be determined by arbitration pursuant to Section 3.5.1(2); provided, however, that prior to submitting the matter to arbitration as herein provided, the parties shall first attempt in good faith to resolve their differences in the determination of the Fair Market Rental Rate for a period ten (10) business days following Landlord’s receipt of Tenant’s notice of its rejection of Landlord’s Statement. If Tenant fails to give Landlord notice of its acceptance or rejection of Landlord’s Statement by the expiration of Tenant’s Review Period, then such failure shall be deemed to be Tenant’s rejection of the Fair Market Rental Rate set forth in Landlord’s Statement.

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(2)            If Tenant gives (or is deemed to have given) Landlord notice that it elects arbitration pursuant to Section 3.5.1(1), and the parties have failed to resolve their differences within the required ten (10) business days thereafter, then, in order to determine the Fair Market Rental Rate for the Renewal Term, Landlord and Tenant, within fifteen (15) days after Landlord’s receipt of Tenant’s written notice of election to arbitrate, shall each simultaneously submit to the other in writing its good faith estimate of the Fair Market Rental Rate (“Good Faith Estimates”). If the higher of the Good Faith Estimates is not more than one hundred and five percent (105%) of the lower of the Good Faith Estimates, the Fair Market Rental Rate in question shall be deemed to be the average of the submitted rates. If otherwise, then the rate shall be set by arbitration to be held in Phoenix, Arizona, in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association, except that the arbitration shall be conducted by a single arbitrator selected as follows. Within five (5) business days after the simultaneous submittal by Landlord and Tenant of their respective Good Faith Estimates, each shall designate a recognized and independent real estate expert or broker who shall have at least ten years recent experience in the valuation of rental properties similar to and in the vicinity of the Building and Project, which expert or broker shall not be an affiliate of Tenant or Landlord. The two individuals so designated shall, within ten (10) business days after the last of them is designated, appoint a third independent expert or broker possessing the aforesaid qualifications to be the single arbitrator. The third arbitrator so selected shall, alone, pick one of the two Good Faith Estimates, being the Good Faith Estimate which is closer to the Fair Market Rental Rate as determined by the arbitrator using the definition set forth in Section 3.5.4, and such arbitrator shall be limited to the determination of the Fair Market Rental Rate and shall have no right to modify the terms or conditions of this Lease or to select any rate other than one of the two Good Faith Estimates submitted. The parties agree to be bound by the decision of the arbitrator, which shall be final and non-appealable, and shall share equally the costs of arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

3.5.2       During the Renewal Term, Tenant shall pay Additional Rent in accordance with the provisions of Article 5.

3.5.3       The Renewal Options are personal to Greenwood Hall, Inc. and may not be assigned, transferred or conveyed to any party, except in connection with a permitted assignment of the Lease pursuant to Article 23; provided, however, that if Tenant executes a Transfer that is approved by Landlord and Tenant remains liable for all obligations hereunder throughout the Renewal Terms, then Tenant (but not such assignee or subtenant) may exercise the Renewal Options.

3.5.4       Fair Market Rental Rate. Subject to Section 3.5.1, the phrase “Fair Market Rental Rate” shall mean the fair market value annual rental rate that a comparable tenant would pay and a comparable landlord would accept in an arm’s length transaction, for delivery on or about the applicable delivery or effective date, for comparable non-renewal, non-expansion space, for a comparable use in the Project and in comparable buildings (“Comparable Transactions”), provided that any Comparable Transactions in the Project during the preceding six (6) month period will be given the most weight in determining the Fair Market Rental Rate when comparing the rental rate accepted by owners of the comparable buildings. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), abatement provisions reflecting free rent and/or no rent subsequent to the commencement date as to the space in question, brokerage commissions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for such Comparable Transactions.

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ARTICLE 4

RENT

4.1           On the first day of every calendar month of the Lease Term commencing on the Commencement Date, Tenant will pay Rent, without deduction, offset, prior notice or demand, at the place designated by Landlord. Notwithstanding the foregoing, an amount equal to the Base Monthly Rent plus taxes for the first (1st) full calendar month of the Lease Term is due and payable within five (5) Business Days after the Effective Date of this Lease. Rent for the month in which the Commencement Date occurs, the Lease Term expires, or the Rent adjusts, if other than the first or last day of the month, shall be prorated on a per diem basis.

4.2           All payments of Rent shall be in lawful money of the United States of America by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord.

4.3           The obligation of Tenant to pay Rent shall be independent of every other obligation contained in this Lease, and Tenant shall not be entitled to an offset against Rent for any amounts due or to become due from Landlord.

4.4           Notwithstanding any practice of Landlord from time to time of issuing to Tenant courtesy statements of setting forth Rent due, Tenant’s obligation to pay Rent by its due date shall not be conditioned on Tenant’s receipt of any such statement.

4.5           Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due.

4.6           No payment by Tenant or receipt by Landlord of a lesser amount than the Rent then due shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

4.7           Tenant shall also be obligated to pay monthly with the payment of Base Monthly Rent, any and all transaction privilege and/or rental taxes imposed upon the Base Monthly Rent and such taxes shall be deemed to be part of Base Monthly Rent for all purposes under this Lease.

ARTICLE 5

ADDITIONAL RENT

5.1           All charges payable by Tenant under this Lease other than Base Monthly Rent are called and shall be deemed “Additional Rent.” Unless this Lease provides otherwise, Additional Rent then due is to be paid together with the next installment of Base Monthly Rent. The term “Rent” as used in this Lease shall mean Base Monthly Rent and Additional Rent.

5.2           Commencing on January 1, 2016, Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share of the amount, if any, by which Expenses (as defined below) for each calendar year during the Lease Term after the Base Year exceed Expenses during the Base Year (the “Expense Excess”). If Expenses in any calendar year decrease below the amount of Expenses during the Base Year, Tenant’s Pro Rata Share of Expenses for that calendar year shall be zero dollars ($0). Landlord agrees that for purposes of calculating Expense Excess for calendar year 2017 and beyond, Controllable Expenses may not increase by more than five percent (5%) per year on a cumulative basis. “Controllable Expenses” shall mean all Expenses other than Taxes, insurance premiums, all utilities, and nonrecurring (basically not annually) improvements (including, without limitation, LEED Expenses, as hereinafter defined), nonrecurring repairs and nonrecurring maintenance expenses, whether such expense is amortized or paid in such year. LEED Expenses are defined herein as any and all expenses paid by Landlord to repair, replace and/or re-commission the Building and/or the Premises for re-certification or certification pursuant to the U.S. EPA’s Energy Star Rating or the U.S. Green Building Council’s Leadership and Energy and Environmental Design rating system or to support achieving energy and carbon reduction targets, and any premium paid by Landlord for insurance endorsements related to such repair, replacement and/or re-commission and/or certification.

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5.3           Landlord shall provide Tenant with a good faith estimate of the Expense Excess for each calendar year during the Lease Term. On or before the first day of each calendar month during the Lease Term, Tenant shall pay to Landlord a monthly installment equal to one-twelfth (1/12) of Tenant’s Pro Rata Share of Landlord’s estimate of the Expense Excess. If Landlord determines at any time that its good faith estimate of the Expense Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess before the beginning of any calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate(s). Any overpayment shall be credited against the next due future installment(s) of Additional Rent. Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after receipt of the new estimate. The terms of the preceding sentence shall survive the expiration of the Lease Term or earlier termination of the Lease.

5.4           No later than April 30 of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess for the prior calendar year. If the estimated Expense Excess for the prior calendar year is more than the actual Expense Excess for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Lease Term expires or is otherwise terminated before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting any outstanding amount of Rent due. If the estimated Expense Excess for the prior calendar year is less than the actual Expense Excess for such prior calendar year, Tenant shall pay Landlord, within thirty (30) days after Tenant’s receipt of the statement of actual Expenses, any underpayment for the prior calendar year. Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Article 5 or (ii) computing or billing Tenant’s Pro Rata Share of Expense Excess, shall not constitute a waiver of Landlord’s right to require an increase in Additional Rent, or in any way impair the continuing obligations of Tenant under this Article 5. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

5.5           “Expenses” are all costs, fees and expenses paid, incurred or imposed by Landlord (whether directly or through Managing Agent or other independent contractors)    during each calendar year of the Lease Term in connection with the ownership, operation, maintenance, management, repair, replacement and insurance of the Project (including in all cases the personal property used in connection therewith), including, but not limited to, the following (and subject to the following limitations):

5.5.1       All Landlord Services (as defined below) and other services performed by or on behalf of Landlord in or to the Project.

5.5.2       All utilities for the Project, including but not limited to Electrical Costs (as defined below) and charges for water, gas, steam, sewer, heating, air-conditioning, ventilation, lighting, and waste disposal, related to the maintenance and/or operation of the Project. “Electrical Costs” means: (a) charges paid by Landlord for electricity; and (b) costs incurred in connection with any energy management program for the Project.

5.5.3       Labor costs, including, wages, salaries, social security and employment taxes, similar government charges, fringe benefits, medical and other types of insurance, uniforms, training, and retirement and pension plans for all persons who perform duties in connection with the operation, maintenance and repair of the Project at or below the level of general manager (except a supervisor may be allocated at 25% time to the Building, who is currently Susan Ornosky), provided that if any employee or person performs services in connection with the Building and other buildings, costs associate with such employee or person will be proportionately included in Expenses based on the percentage of time such employee or person spends in connection with the operation, maintenance, repair, and managing of the Building (it being understood and agreed that it no event shall Landlord allocate more than 100% of the compensation and benefits for any single person or employee among the properties being serviced by such person or employee).

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5.5.4       Management fees (not to exceed 5% of total gross revenues from the Building), the rental value of any office space in the Project used as an office for the property manager of the Project or any portion thereof, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, clerical and supervisory staff, and other administrative costs provided that if any employee or person performs services in connection with the Building and other buildings, costs associate with such employee or person will be proportionately included in Expenses based on the percentage of time such employee or person spends in connection with the operation, maintenance, repair, and managing of the Building (it being understood and agreed that it no event shall Landlord allocate more than 100% of the compensation and benefits for any single person or employee among the properties being serviced by such person or employee). Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

5.5.5       Taxes (as defined below).

5.5.6       All legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project.

5.5.7       Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, casualty, earthquake, general liability, rental loss, rent abatement, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

5.5.8       The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) that are made to the Project and that: (a) are performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Project; (b) LEED Expenses; (c) are required by any governmental authority (including changes in the Project required by the Americans with Disabilities Act); (d) are required to comply with any laws that are enacted, or first interpreted to apply to the Project, after the Effective Date; or (e) replace or repair existing Project equipment or components (including the roofs). The cost of such capital improvements shall be amortized by Landlord over the useful life of such improvements or, with respect to improvements described in clause (a) above, the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement, whichever is less. The amortized cost of such capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement.

5.5.9       LEED Expenses

5.5.10     All fees, costs, expenses or other amounts payable by Landlord to any association established for the benefit of the Project, whether separately or combined with other properties, including without limitation common area maintenance charges paid by Landlord for the Project pursuant to any declaration of covenants, conditions and restrictions. In addition, if Landlord incurs other Expenses for the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Project and the other buildings or properties as determined by Landlord in its reasonable discretion.

5.5.11     Any parking charges, utility surcharges, occupancy taxes or any other costs resulting from statutes or regulations, or interpretations thereof enacted by any governmental authority in connection with the use or occupancy of the Project or any part thereof.

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5.5.12     Any reasonable fees, costs, expenses or other amounts payable by Landlord in connection with any cost sharing agreements arising out of the sale, ground lease or other conveyance of any portion of the Project that benefit the Premises or the Project.

5.5.13     Any other reasonable expenses or charges, whether or not described in this Section, which would be considered an expense of managing, maintaining, operating, repairing, replacing or insuring the Project in accordance with generally accepted accounting principles or common management practices.

As used herein, “Expenses” shall not include the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Project, including brokerage commissions; lease concessions, including rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Project; fines, interest and penalties incurred by Landlord due to the late payment of Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any costs paid or to be paid directly by Tenant or any other tenant of the Project; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; any rent paid on any ground or underlying lease; the cost of any work or service performed or rendered exclusively for any Tenant; depreciation franchise or income taxes imposed (not to include a rent tax, which is Tenant’s obligation herein) on Landlord; fines or penalties incurred by Landlord for violations of any applicable law; or the cost of any judgment, settlement or arbitration award resulting from any negligence or misconduct of Landlord. In no event shall Landlord be entitled to a reimbursement from tenant for Expenses in excess of 100% of the cost actually paid or incurred in any applicable calendar year; except as permitted by the gross up Section 5.8 herein.

5.6           If there is a change in the rentable area of the Project, the Building or the Premises during the Lease Term, Tenant’s Pro Rata Share shall be adjusted accordingly (according to BOMA standards). The rentable square footage figures set forth in this Lease for the Premises and the Project are approximate and may be subject to inaccuracy or future change. No amount payable hereunder shall be adjusted due to any deviation in the actual rentable square footage figure for the Premises from that set forth herein.

5.7           Any Expenses attributable to a period that falls only partially within the Lease Term shall be prorated, as reasonably calculated by Landlord.

5.8           If the Project is not at least ninety-five percent (95%) occupied during any calendar year or if Landlord is not supplying services to at least ninety-five percent (95%) of the total rentable area of the Project at any time during a calendar year, Expenses shall be determined as if the Project had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the rentable area of the Project during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Project. Notwithstanding the foregoing, in no event shall Landlord retain more than the actual Expenses for the Project after the amount is determined and settled with tenants of the Project.

5.9           Any sum payable by Tenant which would not otherwise be due until after the date of the termination of this Lease shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be determined by Landlord, with an adjustment to be made once the exact amount is known.

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ARTICLE 6

TAXES

6.1          “Taxes” shall mean: (a) all real estate taxes and other assessments on the Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments, and the Project’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Project; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Project and (c) all out-of-pocket costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b) above, including, without limitation, any reasonable costs incurred by Landlord for compliance, review and appeal of tax liabilities. Taxes shall not include any income, profit, capital levy, franchise, capital stock, gift, estate or inheritance tax. Taxes shall also exclude any interest or penalties arising by reason of the late payment of same or failure of Landlord to timely file any report or return required by Landlord or its property manager for tax purposes. If an assessment is payable in installments, Taxes for a calendar year shall only include the amount of the installment and any interest due and payable during such calendar year. For all other real estate taxes, Taxes for a calendar year shall include the amount accrued, assessed or otherwise imposed for that calendar year. If a change in Taxes is obtained for any calendar year of the Lease Term during which Tenant paid Tenant’s Pro Rata Share, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any; or, if the foregoing adjustment results in an increase in the Taxes for such calendar year, then Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase as Additional Rent within thirty (30) days after Tenant’s receipt of a written statement from Landlord.

6.2           In addition to the foregoing, Tenant will be liable for and pay before delinquency (a) all taxes and assessments charged against trade fixtures, furniture, furnishings, equipment or any other personal property belonging to Tenant, (b) any increase in the assessed value of the Project based on the value of any such personal property, and (c) any municipal, county, state, or federal excise tax, sales tax, use tax, transaction privilege tax, gross proceeds tax, rent tax, or like tax now or hereafter levied or imposed against, or on account of any amounts payable under this Lease by Tenant or the receipt thereof by Landlord (but excluding income, capital levy, franchise, capital stock, gift, estate or inheritance taxes) (collectively, “Tenant’s Direct Tax Obligations”). Tenant will make all necessary arrangements to have Tenant’s Direct Tax Obligations billed separately to the extent possible. If any of Tenant’s Direct Tax Obligations are taxed with the Project, Tenant will pay Landlord the full amount of such taxes immediately upon demand by Landlord, notwithstanding any right to appeal Tenant may have. The provisions of the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.

6.3           Audit Rights. Within 120 days after receiving Landlord’s statement of Expenses (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord Notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies, and Tenant shall include in such Review Notice a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Review Notice (which includes a Request for Information) and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection at the management office in the metropolitan Phoenix area, such records (or copies thereof) for the applicable calendar year that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Review Notice. Within 60 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.

If Tenant retains an agent to review Landlord’s records, the agent must be with a regionally recognized CPA firm licensed to do business in the state where the Project is located. Tenant shall be responsible for all costs, expenses and fees incurred for the audit, except that in the event that Landlord and Tenant determine that Expenses and Taxes are less than reported by more than 10%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant (in accordance with this Lease) to third parties in connection with such review by Tenant. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Project, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement in accordance with the foregoing.

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ARTICLE 7

COMMON AREAS

7.1           “Common Areas” are defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, agents, customers and invitees. Common Areas include, but are not limited to, all of the following, to the extent applicable and to the extent that the same are not designated by Landlord for the exclusive use of one or more tenants of the Project: all parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, common corridors, lobby areas, vending areas, landscaped areas, public elevators, public stairways and public restrooms used in common by tenants.

7.2           Subject to the Rules and Regulations (as defined hereinafter) and all of the terms and conditions of this Lease, Tenant and Tenant’s owners, officers, directors, members, managers, partners, trustees, employees, representatives, shareholders, affiliates, advisors, agents, contractors, vendors, consultants, licensees, invitees, heirs, executors, administrators, customers, clients, assignees, sublessees, successors and assigns (collectively, “Tenant Parties”) have the non-exclusive right (in common with any other person granted use by Landlord) to use the Common Areas during the Lease Term.

7.3           Landlord shall have the right, from time to time and in its reasonable discretion, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors, parking areas and walkways; (b) close temporarily any of the Common Areas, so long as reasonable access to the Premises and to Tenant’s parking as set forth in Section 12 remains available; (c) add or remove buildings in and improvements to the Common Areas; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to, or with respect to, the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

ARTICLE 8

SERVICES TO BE FURNISHED BY LANDLORD

8.1          Landlord agrees to furnish Tenant with the following services (“Landlord Services”), the costs and expenses attributable to which shall be included in the Expenses:

8.1.1       Water service for use in the lavatories on each floor on which the Premises are located and the Premises.

8.1.2       Heating, ventilating and air conditioning (“HVAC”) services in season during Building Hours as set forth in Article 1, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. In addition, Tenant shall have the right to receive HVAC service during hours other than Building Hours by providing Landlord with not less than 24 hours prior notice on a business day (excluding weekends and holidays) and provided Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time. Landlord shall provide Tenant with at least thirty (30) days prior notice of any increase in the standard Building uniform charge. Notwithstanding the forgoing, for server rooms in the Premises, HVAC and electrical use shall be separately charged, and such costs (equal to $5.00/hour [subject to changes by Landlord from time to time to reasonably reflect changes in utility charges and other costs to Landlord] for all hours outside of Building Hours [by way of example, 13 hours per day for all weekdays, 19 hours on all Saturdays, and 24 hours on all Sundays ) shall be payable directly by Tenant to Landlord, and such hourly rate will also include tower water, tower maintenance, and related expenses. In connection with such separate charges, prior to the Commencement Date, Landlord agrees, that the current Building HVAC service provides for separately zoned HVAC service solely serving Tenant’s server room (in addition to the standard HVAC service serving the remaining portion of the Premises). If Tenant installs any additional HVAC units for the Premises, Tenant shall be solely responsible for all maintenance and repairs.

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8.1.3       Landlord’s Maintenance Obligations (as defined in Section 18.1 below).

8.1.4       Exterior painting and cleaning, including windows.

8.1.5       Janitor service for the Building and the Premises not less than five (5) days per week, unless such week includes a legal holiday. See Exhibit G.

8.1.6       If Tenant’s use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to such special services, including any reasonable and customary markup for profit or overhead.

8.1.7       Trash and debris removal related to the maintenance or operation of the Premises and the Project.

8.1.8       Alarm and security services for the Premises and the Building as are customarily provided from time to time by owners of comparable office buildings in Landlord’s sole reasonable discretion.

8.1.9       Elevator service for the Building.

8.1.10     Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions set forth herein.

8.1.11     Such other services as Landlord reasonably determines are necessary or appropriate for the Premises, the Building and the Project.

Landlord’s failure to furnish, or any interruption or termination of services due to the application of laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent (other than as set forth below), nor relieve Tenant from the obligation to fulfill any covenant or agreement. In no event shall Landlord be liable to Tenant for any loss or damage, including without limitation the loss or theft of any equipment or other property belonging to Tenant or Tenant Parties arising out of or in connection with the failure of any Landlord Services.; provided, however, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive business days as a result of an interruption or termination of services that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive business day of the interruption or termination of services and ending on the day the service has been substantially restored. If the entire Premises have not been rendered untenantable by the interruption or termination of services, the amount of abatement shall be equitably prorated.

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ARTICLE 9

USE OF PREMISES: QUIET CONDUCT

The Premises may be used and occupied only for the Permitted Use and for no other purpose without obtaining Landlord’s prior written consent. Notwithstanding anything to the contrary provided for herein, Tenant shall not at any time violate or permit a violation at the Premises of any use prohibited or excluded use described on Exhibit F attached hereto and incorporated herein. Tenant will not perform any act or carry on any practice that may injure the Premises or the Project, including but not limited to the use of equipment that causes vibration, heat or noise that is not properly insulated, nor shall Tenant allow any condition or thing to remain on or about the Premises that diminishes the appearance or aesthetic qualities of the Premises, the Project, or the surrounding property. Tenant shall observe and comply with, and not use or permit the Premises to be used in any way that constitutes a violation of the requirements of any board of fire underwriters or similar body relating to the Premises or of any law, rule, ordinance, restrictive covenant, governmental regulation or order now or hereafter in effect. Tenant shall not use or allow the Premises or the Project to be used (a) in violation of the Rules and Regulations (defined in Article 29 below), (b) in violation of any certificate of occupancy issued for the Premises or of any recorded covenants, conditions and restrictions now or hereafter affecting the Premises or the Project, or (c) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises or the Project nor commit or suffer to be committed any waste in, on or about the Premises or the Project. Tenant shall obtain and pay for all permits and licenses and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, codes, regulations, orders, covenants and requirements regulating the use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act and the Americans with Disabilities Act provided that Tenant shall not be responsible for nor incur any cost or expense for the curing of any violations of any of the foregoing in or at the Premises that are in effect prior to the Commencement Date, and Landlord shall be responsible for the curing and the cost and expense of the curing of all such violations as Tenant’s sole remedy. Except as otherwise provided herein, Tenant shall have access to the Premises and the Tenant Parking Spaces (as hereinafter defined) 24 hours a day, 7 days a week, 52 weeks a year. Landlord shall provide Tenant with 60 access cards to access the Building at no cost to Tenant. Tenant shall be responsible, at Tenant’s sole cost, to install an access card system for the Premises, and shall provide Landlord with at least 6 access cards to allow access to the Premises. Tenant shall have the right to identify the Building as the location of its business and to use photographs of the Building in its advertising materials for the business of Tenant at the Building. All such advertising and use of photographs shall be performed in a first class manner and shall be subject to Landlord’s review and approval prior to use by Tenant.

ARTICLE 10

HAZARDOUS MATERIALS

10.1         For purposes of this Lease:

10.1.1     “Environmental Requirements” means any federal, state, or local statutes, acts, laws, ordinances, rules, regulations, requirements, court and administrative rulings, and other obligations now or hereinafter enacted or adopted (including, without limitation, consent decrees and administrative orders) relating to the generation, use, manufacture, treatment, transportation, storage, disposal, discharge, or release of any Hazardous Materials (as defined below), or otherwise designed or intended to protect human health or the environment.

10.1.2     “Hazardous Materials” shall mean, collectively, any substance, compound, material, pollutant, contaminant, chemical, waste, or other matter, including without limitation asbestos, any petroleum fuel or byproduct, urea formaldehyde, or any radioactive substance, that is now, or shall hereafter be listed, defined or regulated as hazardous, extra-hazardous, extremely hazardous, flammable, explosive, toxic, or otherwise dangerous or which is or becomes subject to control, regulation or remediation under, or which otherwise may be the basis for any obligation, fine or penalty under, any applicable Environmental Requirements.

10.2         Tenant and Tenant Parties (as defined in Section 7.2 above) shall:

10.2.1     not manufacture, treat, test, process, store, handle, distribute, transport, use, produce, create, generate, discharge, release or dispose of any Hazardous Materials in, about, under, on or adjacent to the Project or any part thereof;

10.2.2     not engage in or permit any activity with a reasonable potential to result in the release or other discharge of any Hazardous Material on, at or from the Project;

10.2.3     not operate at or near the Project in a manner that could lead to the imposition of liability on Tenant, Tenant Parties, Landlord, or Landlord Parties (as defined below) or the creation of a lien on the Project under any Environmental Requirement;

10.2.4     notify Landlord promptly of any spill, release, discharge or disposal of Hazardous Materials into, on, onto, under or from the Project, regardless of the source, whenever Tenant knows or suspects that such has occurred;

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10.2.5     permit Landlord, Managing Agent, or any of Landlord’s owners, officers, directors, members, managers, partners, trustees, employees, representatives, shareholders, affiliates, advisors, agents, contractors, vendors, consultants, licensees, invitees, heirs, executors, administrators, successors and assigns (collectively with Managing Agent, “Landlord Parties”), upon 48 hours’ prior notice, access to the Premises to conduct an environmental site inspection and assessment with respect thereto. If there is a spill or release at or from the Premises or Project, Tenant agrees to allow Landlord and Landlord Parties immediate access to the Premises for any work necessary in relation to any suspected or actual spill or release;

10.2.6     immediately take appropriate actions, at Tenant’s sole cost and expense and in accordance with all applicable Environmental Requirements, to remove, clean up and remediate any release, discharge, or spill of Hazardous Materials at, on, under or from the Project or any part thereof caused by Tenant or Tenant Parties;

10.2.7     comply with all Environmental Requirements promulgated as of the Effective Date and all additional Environmental Requirements, if any, which may from time to time be enacted thereafter;

10.2.8     obtain and maintain in good standing all permits necessary under Environmental Requirements for the operation of Tenant’s business; and

10.2.9     immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding, or other communication to, by or against Tenant or any Tenant Parties relating to any Environmental Requirement or any other environmental matter.

10.3         Notwithstanding anything to the contrary set forth in this Article 10, Tenant may use in the conduct of its business at the Premises those Hazardous Materials in quantity and type customarily used or sold in connection with the operations of a business engaged in the Permitted Use (and then only if such Hazardous Materials are used, stored and kept in accordance with applicable laws, codes and ordinances).

10.4         Tenant, for itself and its successors and assigns, shall be solely responsible for and agrees to protect, indemnify, save, defend (with counsel reasonably approved by Landlord) and hold harmless Landlord and all Landlord Parties (collectively, the “Indemnitees”) for, from, and against any and all claims, demands, liabilities, losses, damages, charges, costs, expenses, fines, penalties, suits, orders, causes of action, adjudications, and judgments that any Indemnitee may suffer or incur, including without limitation, investigation and clean-up costs, reasonable attorneys’ and consultants’ fees and expenses, and court costs (collectively, “Liabilities”), which arise during or after the Lease Term as a result of or attributable to: (a) any acts or omissions of Tenant or any Tenant Parties, (b) the breach by Tenant or any Tenant Parties of any of the obligations and covenants of Tenant set forth in this Article, (c) any contamination of the Premises or the Project directly or indirectly arising from the activities of Tenant, any Tenant Parties, or directly or indirectly arising from the activities of any other person other than Indemnitees, within the Premises only (d) the use, generation, storage, release, threatened release, discharge, or disposal by Tenant or any Tenant Parties of Hazardous Materials on, under or about the Project or any property adjacent thereto, including without limitation: (x) consequential damages; (y) the costs of any required or necessary repairs, remediation, cleanup or detoxification of the Premises or any property adjacent thereto, and the preparation and implementation of any closure, remediation or other required plans; and (z) all reasonable expenses of any Indemnitee in connection with clauses (x) and (y), including without limitation costs and fees incurred under or as a result of the following:

10.4.1     any Environmental Requirement, including the assertion of any lien thereunder and any suit brought or judgment rendered, regardless of whether the action was commenced by a citizen (as authorized under any Environmental Requirement) or by a government agency;

10.4.2     any spill or release of, or the presence of, any Hazardous Materials on or from the Premises, Project or any adjacent property, including any loss of value of any part of the Project or other property as a result of a spill, release or presence of any Hazardous Materials;

10.4.3     any other matter affecting the Project within the jurisdiction of any governmental or quasi-governmental agency, including costs of investigations, remedial action, or other response costs, whether such costs are incurred by such governmental or quasi-governmental agency or any Indemnitee;

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10.4.4     Liabilities under the provisions of any Environmental Requirement;

10.4.5     Liabilities for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs; and

10.4.6     any remedial actions by Indemnitees as set forth in this Article 10.

10.5         Landlord shall have no obligation to remove, clean up or remediate any Hazardous Materials which were brought onto the Premises or the Project by Tenant, or Tenant Parties, or which were brought onto the Premises by any other persons other than Indemnitees, including but not limited to Hazardous Materials used in connection with Tenant Improvements, which removal, cleanup and remediation shall be the obligation of Tenant at its sole cost and expense. Notwithstanding the foregoing:

10.5.1     In the event that Tenant fails to comply with any Environmental Requirement or any provision of this Article 10, Landlord may, but shall not be obligated to, take any and all actions that Landlord shall deem necessary or advisable in order to remediate any spill or release of Hazardous Materials or cure any failure of Tenant’s compliance, and Tenant shall indemnify Indemnitees for any expenses (including reasonable attorneys’ fees) incurred as a result thereof, together with interest at the Default Rate (as defined below); and

10.5.2     Landlord shall have the right in good faith to pay, settle, compromise or litigate any Tenant Liabilities under this Article 10, upon ten (10) days prior written notice thereof to Tenant, based upon the belief that Tenant is liable therefor, whether actually liable or not, without the consent or approval of Tenant, unless Tenant, within such ten (10) day period, shall protest in writing and simultaneously with such protest deposit with Landlord collateral in form and substance sufficient, in Landlord’s sole discretion, to pay and satisfy any penalty, interest, or additional Liabilities which may accrue as a result thereof All costs and expenses incurred by Landlord in connection with the foregoing shall be subject to Tenant’s indemnification obligations set forth in this Article 10.

10.6         The provisions of this Article 10 shall survive the expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 11

PARKING

Subject to the parking rules and regulations attached hereto as Exhibit “D,” as such may be amended from time to time (the “Parking Rules and Regulations”), Tenant shall have the right to use fifty six (56) unreserved surface uncovered parking spaces in the Common Area (the “Tenant Parking Spaces”). Tenant shall lease six (6) of its Tenant Parking Spaces located in the covered, reserved, canopy area (the “Reserved Spaces”) at a charge of $0.00 per month during the initial Lease Term for each Reserved Space. Subject to availability, as determined from time to time by Landlord, in is sole discretion, Tenant may request additional Reserved Spaces, at the rate of $40 per month during the initial Lease Term for each Reserved Space. The Reserved Spaces rate shall be adjusted by Landlord during any Renewal Term to market rates (defined as the rate Landlord is able to charge other users of similar parking spaces at the Building).

Tenant agrees and acknowledges that the quantity, location and charges for the parking listed above are integral parts of the overall economics of this Lease, that Tenant has no rights to parking in addition to that set forth above and that, subject to the paragraph above, any parking rights procured by Tenant from Landlord after the date of this Lease may be at markedly different rates and in markedly different locations. Tenant shall obey, and shall be responsible to enforce with respect to Tenant Parties, the Parking Rules and Regulations. Landlord reserves the right to modify or change the Parking Rules and Regulations from time to time with written notice to Tenant. Landlord and Landlord Parties will not be responsible to Tenant for the failure of any other tenant, occupant or invitee of the Project to observe the Parking Rules and Regulations, for damage to any vehicle parked in the parking areas, or for the theft of any vehicle or personal property from within vehicles while parked in the parking areas. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.

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ARTICLE 12

UTILITIES

12.1         Electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided herein for excess usage); (b) by a separate charge payable by Tenant as Additional Rent; (c) by separate charge billed by the applicable utility company and payable directly by Tenant; or (d) by any combination of (a), (b) and (c). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission, and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Project and the Premises, to aggregate the electrical service for the Project, the Building, or the Premises with other buildings or properties, to purchase electricity through a broker and/or buyers group, and/or to change the providers and manner of purchasing electricity for the Premises. See also section 8.1.2 herein for treatment of server rooms.

12.2         Except as otherwise expressly provided herein, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Hours, or overall load, that which Landlord deems to be standard for the Building. Landlord shall provide electrical service of not less than 6.0 watts per usable square foot within the Premises, exclusive of HVAC and base building ceiling lighting. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods. Tenant agrees to comply with energy conservation programs implemented by Landlord from time to

12.3         Tenant will contract and pay for all telephone and other service desired and ordered by Tenant ~~and other services~~ for the Premises, subject to the provisions of Article 14 hereof entitled “Alterations; Mechanic’s Liens.”

ARTICLE 13

ALTERATIONS; MECHANIC’S LIENS

13.1         Tenant shall not make or suffer to be made any alterations, additions or improvements to the Premises or any part thereof, including but not limited to painting, redecorating, remodeling or the attachment of any fixtures or equipment (all of such activities being referred to herein as “Alterations”), without obtaining Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, except as set forth herein. Notwithstanding the foregoing, if any proposed Alterations involve modifications to the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building (each, a “Structural Alteration”), then Landlord’s consent may be withheld in Landlord’s sole and absolute discretion. Landlord’s consent shall be contingent upon Tenant providing Landlord the following items or information, all of which shall be subject to Landlord’s approval: (a) the name of Tenant’s proposed contractor(s), (b) evidence of insurance from Tenant’s contractor(s) as set forth in this Article, (c) detailed plans and specifications for the proposed Alterations (if applicable, as determined by Landlord), and (d) valid building or other permits or licenses, as required by the appropriate governing authority. Landlord may further condition its consent by requiring Tenant to (x) give Landlord satisfactory proof of Tenant’s financial ability to complete and fully pay for such Alterations, (y) deposit with Landlord the estimated sum required to complete such Alterations, and/or (z) provide to Landlord, at Tenant’s sole expense, a payment and performance bond in form acceptable to Landlord and in a principal amount of not less than one hundred fifty percent (150%) of the estimated cost of such Alterations (or such other form of security acceptable to Landlord in its sole discretion) to insure Landlord against any liability for Liens (as defined below) and to ensure completion of all work associated therewith. Landlord’s consent or disapproval shall be given within fifteen (15) days following Tenant’s written request, with any disapproval specifying the reasons therefor, and any failure of Landlord to respond to any request within such fifteen (15) day period shall be deemed Landlord’s disapproval of the proposed Alteration. All Alterations shall be made in compliance with applicable municipal, county, state and federal laws, codes and regulations, including without limitation the Americans With Disabilities Act of 1990 and its related rules and regulations (“ADA”). Notwithstanding the foregoing, Tenant may make interior cosmetic Alterations within the Premises, that are not Structural Alterations, without Landlord’s prior written consent, provided all such Alterations do not exceed $25,000.00 in the aggregate during any twelve (12) month period within the Lease Term (the “Minor Alterations”). Tenant shall still be obligated to comply with items (a), (b) and (d) above prior to commencing any Minor Alteration. Notwithstanding anything to the contrary, Landlord may not charge any construction management fee for Minor Alterations, and Landlord’s construction management fee for Structural Alterations shall not exceed 3% of the total cost of such Structural Alterations.

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13.2         Notwithstanding any other provision hereof, Alterations shall not include Tenant’s personal property, and Tenant may, with written consent of Landlord, install trade fixtures, equipment and machinery in conformance with all applicable ordinances and laws, and they may be removed upon expiration of the Lease Term or earlier termination of this Lease, provided the Premises are not damaged by their removal and the Premises is promptly returned to its original condition by Tenant at Tenant’s expense. Any private telephone systems and/or other related telecommunications equipment and lines must be installed within the Premises, and upon expiration of the Lease Term or earlier termination of this Lease Landlord may, at its sole option, require Tenant to remove such equipment and lines at Tenant’s expense and restore the Premises to its condition existing upon the Commencement Date, reasonable wear and tear excepted. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.

13.3         Tenant shall not permit any mechanic’s, materialmen’s or other liens (each, a “Lien”) to be filed against the Project, the Premises or Tenant’s leasehold interest therein. Tenant, at its sole expense, shall cause any such Lien to be released or shall obtain a surety bond to discharge any such Lien pursuant to Arizona Revised Statutes §33-1004 (or any successor statute(s)) within 30 days after receipt of notice that any such Lien is filed. If Tenant fails to cause any such Lien to be so released or bonded within thirty (30) days after Tenant’s receipt of notice thereof, Landlord, without waiving its rights and remedies based on such failure, may cause such Lien to be released by any means Landlord reasonably deems proper, including payment in satisfaction of any claim giving rise to such Lien. Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after Tenant’s receipt of an invoice from Landlord, any sum paid by Landlord to remove any such Lien, together with interest at the Default Rate from the date of such payment by Landlord until paid by Tenant. Tenant shall have the right to contest any such Lien in good faith provided that Tenant provides reasonable security in connection therewith. Notice is hereby given that neither Landlord nor Mortgagee (nor their respective interests in the Premises or the Project) shall be liable or responsible to persons who furnish materials or labor for or in connection with the Premises or the Project on behalf of Tenant, and Landlord shall have the right at all reasonable times to post on the Premises or the Project and record any notices of non-responsibility which it deems necessary for protection from such Liens. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

13.4         Tenant hereby agrees to indemnify and hold Landlord harmless from and against any Liabilities incurred by Landlord, the Project, or the Premises arising, whether directly or indirectly, from Tenant or Tenant Parties making or removing any Alterations to the Premises, including without limitation any Liens arising therefrom. Any Alterations made by Tenant shall become part of the Premises and shall, without payment of compensation, become the property of Landlord; provided, however, that Landlord may disclaim such ownership and require Tenant to remove some or all of the Alterations provided Landlord has made such removal a condition at the time Landlord provided its consent thereto. If Landlord requires the removal of any Alterations, Tenant shall, at its sole cost, promptly remove such at the expiration of the Lease Term or earlier termination of this Lease, repair any damage to the Premises caused thereby, and return the Premises or the applicable portion thereof to its condition existing upon the Commencement Date, reasonable wear and tear excepted. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

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13.5         Provided that reasonable access to the Premises and Tenant’s parking spaces remain available, Landlord shall have the right, from time to time and in its sole discretion, to: (a) make changes to the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors, parking areas and walkways; (b) close temporarily any portion of the Project for maintenance, replacement or repairs; (c) construct or permit construction of improvements in or about the Project, whether for existing or new tenants or otherwise; and (d) do and perform any other acts or make any other changes in, to, or with respect to, the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Notwithstanding anything to the contrary in this Lease, Tenant understands this right of Landlord and hereby (x) agrees that such construction will not be deemed to constitute a breach of this Lease by Landlord, and (y) waives any claim that it might have arising from such construction. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 14

INSURANCE

14.1         Tenant shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Building or Project and shall, at its sole cost and expense, comply with any requirements pertaining to the Premises of any insurance organization insuring the Building or Project, or any portion thereof. Notwithstanding the foregoing, Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on insurance policies resulting from Tenant’s use of the Premises if such use increases Landlord’s premiums or requires extended coverage by Landlord to insure the Premises. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.

14.2         During the Lease Term, Tenant shall maintain and keep in full force and effect, at its sole expense, the following insurance:

14.2.1     Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Property. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate2,000,000 (which limits can be accomplished with a combination of a primary general liability policy and an umbrella policy or a single general liability policy)
Products/Completed Operations Aggregate	1,000,000
Personal and Advertising Injury Liability	1,000,000
Fire Damage Legal Liability	1,000,000
Medical Payments	5,000

Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall name Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form, shall include blanket contractual, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

14.2.2     Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

14.2.3     Workers’ compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.

14.2.4     Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:

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Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000

These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess liability policies shall name Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives as additional insureds.

14.2.5     All risk property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements of the Premises.

14.2.6     Business income and extra expense insurance with limits not less than one hundred percent (100%) of all charges payable by Tenant under this lease for a period of twelve (12) months.

All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Property is located with a rating of at least “A, Class VIII,” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall include an endorsement for each policy showing that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is named as loss payee on the property insurance as stated in Section 14.2.5 above. Further, all policies of Tenant’s insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least (30) days’ advance notice of any cancellation, termination, material change or lapse of insurance. In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord’s written request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Article 15 below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant. Tenant insurance requirements stipulated in Section 14.2 are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as commercially reasonable industry standards change.

14.3         Landlord hereby agrees to insure the Building against casualty, at a level and subject to deductibles that Landlord reasonably deems appropriate.

14.4         Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Contractor shall name Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder.

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14.4.1    All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Property is located with a rating of at least “A, ClassVIII,” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days’ prior written notice to Landlord. The above requirements shall apply equally to any subcontractor engaged by contractor.

ARTICLE 15

WAIVERS OF SUBROGATION

15.1         Notwithstanding anything to the contrary in this Lease, each of Landlord and Tenant hereby waives its rights against the other, and waives such rights as against Landlord Parties and Tenant Parties, as applicable, with respect to any claims or damages or losses (including any claims for bodily injury to persons (including death) and/or damage to property) which are caused by or result from risks: (a) insured against under any insurance policy carried (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage, loss and/or injury; (b) which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required in this Lease or, in the case of Landlord, would have been covered under any insurance if Landlord were required to maintain commercially reasonable insurance maintained by owners of properties comparable to the Project; or (c) actually insured against. Each of Landlord and Tenant agrees that in the event of any such loss or damage, it shall look solely to its insurance for recovery. The effect of such waiver is not limited by the amount of such insurance actually carried or required to be carried, to the actual proceeds received after a loss or to any deductible applicable thereto (i.e., the insured party is liable for any and all deductibles in its insurance policies and it shall not be entitled to any payment or reimbursement thereof), and either party’s failure to carry insurance required under the Lease shall not invalidate such waiver. The foregoing waiver shall apply regardless of the cause or origin of any such claim, including, without limitation, the fault or negligence of either party or such party’s employees. Each party shall cause the insurance company that issues insurance to such party to waive any rights of subrogation with respect to such insurance and shall cause the insurance company to issue an endorsement to evidence compliance with such waiver of subrogation. Each of Landlord and Tenant shall bear the costs associated with obtaining such waiver of subrogation from its insurance company. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease, and shall survive the expiration of the Lease Term or earlier termination of this Lease.

15.2         Tenant shall cause each insurance policy required to be obtained by Tenant under this Lease (except for workman’s compensation insurance) to provide that the insurer waives all rights of recovery by way of subrogation against Indemnitees in connection with any Liabilities covered by such policy.

ARTICLE 16

INDEMNIFICATION AND WAIVER OF CLAIMS

Tenant waives all claims against Indemnitees for Liabilities related to destruction, damage or injury of or to personal property, business or fixtures in or about the Premises or loss of use of the Premises and for death or injury to any persons? in any manner related to (a) (other than gross negligence or willful misconduct of Indemnitees) any act or neglect by any other tenant or other third party, any loss of or damage to property by theft or otherwise ;and (b) any accident or event at the Project, Building or Premises, any injury (including death) or damage to persons or property resulting from any odors, infestation, casualty, explosion, or water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place. Tenant acknowledges that Landlord is not providing any security whatsoever for the Project, Building or Premises, and Tenant shall be solely responsible for security for its employees, customers, invitees and agents. In addition, Tenant waives all claims against Indemnitees for any consequential or punitive damages resulting from any acts of Indemnitees under this Lease, whether or not wrongful. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Indemnitees, Tenant will defend, indemnify and hold Indemnitees harmless for, from and against any and all Liabilities, arising out of, connected with or resulting from (x) any act or omission in, on, about or arising out of, or in connection with, the use, operation, maintenance and occupancy of the Project or the Premises, or any part thereof, by Tenant or Tenant Parties, whether or not consented to by Landlord, including, without limitation, any failure of Tenant or Tenant Parties to comply fully with the terms and conditions of this Lease, or (y) any violation or breach of this Lease by Tenant, whether or not such violation or breach constitutes an Event of Defaults .Except to the extent caused by the gross negligence or willful misconduct of Tenant or Tenant Parties, Landlord will defend, indemnify and hold harmless for, from and against any and all Liabilities arising out of, connected with or resulting from the gross negligence or willful misconduct (including violations of applicable law) of Landlord or the Indemnitees. In case any action or proceeding is brought against any Indemnitee by reason of any such Liabilities, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense using counsel approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In case any action or proceeding is brought against Tenant or any of Tenant Parties by reason of any such Liabilities, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense using counsel approved in writing by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s and Landlord’s covenants, agreements and indemnification in this Article are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant or Landlord pursuant to the provisions of this Lease. The foregoing indemnity shall not cover any damage or injury that is the direct result of intentional wrongful acts by Landlord. The provisions of this Article shall survive expiration of the Lease Term or earlier termination of this Lease.

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ARTICLE 17

MAINTENANCE AND REPAIRS

17.1         Landlord shall use commercially reasonable efforts to keep and maintain in good and sanitary condition, repair and working order and make repairs to and perform maintenance upon (a) the Project and (b) the Premises and every part thereof that is not Tenant’s express responsibility under this Lease, including without limitation:

17.1.1     Structural elements of the Project, including without limitation exterior structural walls, load bearing walls, foundations, and floor slab;

17.1.2     Mechanical (including HVAC), electrical, plumbing, boilers, pressure vessels, clarifiers, and fire/life safety systems and sprinklers, including fire alarm and/or smoke detectors;

17.1.3     Landscaping, irrigation, driveways, parking lots, signs and directories (except as otherwise expressly set forth herein as Tenant’s obligations), sidewalks and parkways located in, on, or adjacent to the Project;

17.1.4     The roofs of buildings within the Project;

17.1.5     Exterior windows of the Project, including plate glass and skylights;

17.1.6     Utility lines and connections in and to the Project; and

17.1.7     Elevators and escalators serving the Premises

(collectively, “Landlord’s Maintenance Obligations”). Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

17.2         Tenant shall, at its sole expense, keep the interior of the Premises in good and sanitary order, condition and repair, reasonable wear and tear excepted, and promptly perform all maintenance and repairs (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, the elements or the age of such portion of the Premises) to (a) floor and window coverings; (b) interior partitions; (c) doors; (d) the interior sides of demising walls and ceilings; (e) lighting fixtures and facilities; (f) interior painting and wall coverings; (g) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant; (h) private showers and kitchens; and (i) any permitted Signs (as defined below). All such work shall be performed in accordance with the terms and provisions of this Lease, including without limitation the provisions of Article 13 hereof entitled “Alterations; Mechanic’s Liens.” If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay to Landlord as Additional Rent the reasonable cost of the repairs within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Tenant’s obligations set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.

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ARTICLE 18

SIGNS

18.1         Landlord shall retain absolute control over the exterior appearance of the Project and the appearance of the Premises from the exterior thereof. No sign, placard, picture, advertisement, lettering, name or notice (“Sign”) shall be inscribed, displayed, printed or affixed on or to any part of the Premises that can be seen from outside the Premises, and Tenant will not place or install, or permit the placement or installation of, any Signs, drapes, shutters, or any other items that will in any way alter the exterior appearance of the Project or the Premises, without (a) the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion, and (b) to the extent required, the formal approval of any local municipalities or governing boards, ensuring compliance with applicable municipal, county and state laws and ordinances as well as applicable covenants, conditions and restrictions, if any. Tenant shall not place or install any signage in the Common Areas, including without limitation any temporary signage such as sandwich board signs, signs on easels and signs affixed to or hanging from walls, windows or doors. If Tenant is allowed to print or affix or in any way place a Sign in, on, or about the Premises, upon expiration of the Lease Term or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall both remove such Sign and repair all damage in such manner as to restore all aspects of the Premises and the Project to the condition existing prior to the placement of said Sign. All approved Signs on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved in advance by Landlord utilizing a method approved in advance by Landlord. Any work performed by Tenant in contravention to the provisions of this Lease may be removed by Landlord with or without notice at Tenant’s sole expense, with all expenses incurred by Landlord in connection therewith, including payment of fines and repair of any damage, constituting Additional Rent. Tenant’s obligations set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease. Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost and expense, install Tenant’s trade name at or near the common exterior entryway to the Premises as well as Tenant’s trade name and suite number on the Project or Building directory sign, if any. All such letters or numerals shall be in accordance with the criteria established by Landlord for the Project and/or Building. Unless otherwise approved by Landlord, the trade name shall not include a logo or other graphic representation or symbol of Tenant’s name.

18.2         During the Lease Term, subject to all necessary governmental approvals and permits and subject to the provisions of this Section 19.2, Tenant shall have the right, at its sole cost and expense, to install and maintain one (1) identification sign on the Building monument sign (“Exterior Building Sign”) located along Union Hills Drive (the “Exterior Sign Placard”). Tenant’s signage right on the Exterior Building Sign is non-exclusive. Landlord shall have the right to replace, refurbish, redesign or relocate the Exterior Building Sign from time to time (in which case each reference herein to the Exterior Building Sign shall be deemed to refer to such replacement or relocated sign), so long as Landlord does not materially adversely change the visibility, size or location of Tenant’s signage provided by the existing Exterior Building Sign. All aspects of the Exterior Sign Placard shall be (a) consistent with Landlord’s signage criteria attached as Exhibit “H” hereto for the Building, (b) subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed, and (c) in compliance with all applicable governmental rules and regulations. Tenant shall be responsible, at its sole cost and expense, for the installation, maintenance, repair and replacement of the Exterior Sign Placard. Upon the expiration or earlier termination hereof, or termination of Tenant’s rights to maintain the Exterior Sign Placard, Tenant shall, at its sole cost and expense, remove the Exterior Sign Placard and repair any damage resulting therefrom. Tenant’s rights to the Exterior Sign and Exterior Sign Placard under this Section 19.2 are personal to Greenwood Hall Inc. and such rights shall not be assigned to any other entity or person without Landlord’s consent, which Landlord may withhold in its sole discretion. Notwithstanding the foregoing, Tenant shall retain its rights to the Exterior Building Sign and Exterior Sign Placard under this Section 19.2 only so long as (i) there is no continuing default by Tenant under this Lease beyond any applicable notice and cure periods; and (ii) Tenant occupies the entire Premises leased by Tenant under this Lease; if Tenant fails to maintain its occupancy of the entire Premises leased under this Lease, then Landlord may require Tenant to remove the Exterior Sign Placard by giving Tenant at least thirty (30) days’ written notice, after which case (if not already removed by Tenant), Landlord may remove the Exterior Sign Placard on behalf of Tenant and Tenant shall reimburse Landlord for the actual cost thereof within thirty (30) days after Landlord’s invoice therefor is submitted to Tenant.

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ARTICLE 19

ENTRY BY LANDLORD

Unless an emergency exists, with at least two (2) business days notice, Tenant shall permit Landlord and Landlord Parties to enter the Premises during regular business hours for the purpose of (a) inspecting the Premises, (b) maintaining the Project or any part thereof, (c) making repairs, alterations or additions to any portion of the Project, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required therefor, (d) posting notices of non-responsibility for Alterations or repairs, (e) showing the Premises to prospective tenants during the last six (6) months of the Lease Term, (f) exercising and performing Landlord’s rights and obligations under this Lease, or (g) placing upon the Project, or any portion thereof, any usual or ordinary “for sale” signs, all without any right of Tenant to an offset against or abatement of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Landlord shall have the right, at any time within the final nine (9) months of the Lease Term, to place upon the Premises any usual or ordinary “for lease” signs. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s Permitted Use, and shall provide Tenant with at least two (2) business days advance telephonic notice of such entry (except in emergency situations, or if an Event of Default has occurred, or in cases of routine maintenance or cleaning, in which cases no notice shall be required). Landlord may use any means which Landlord may deem proper to open and obtain entry to the Premises in an emergency. Any entry to the Premises by Landlord shall not be construed or deemed to be forcible or unlawful entry into, or detainer of, the Premises, or an eviction of Tenant from the Premises, or grounds for any abatement or reduction of Rent.

ARTICLE 20

SURRENDER

20.1         No act or thing done by Landlord or Landlord Parties shall be deemed an acceptance of a surrender of the Premises unless such acceptance is expressed in writing and duly executed by Landlord. The delivery of any keys to the Premises to Landlord or Landlord Parties shall not operate as a termination of this Lease or as an acceptance of Tenant’s surrender of the Premises. If Tenant surrenders the Premises, or is dispossessed by process of law or otherwise, any personal property left in or about the Premises shall, at the option of Landlord, be deemed abandoned and title thereto shall pass to Landlord under this Lease as by a bill of sale; provided, however, that Landlord may, at its sole discretion, remove all or any part of such personal property from the Premises and the expenses incurred by Landlord in connection therewith, including storage costs and the cost of repairing any damage to the Premises and/or the Project caused by such removal, plus an administrative fee of ten percent (10%), shall constitute Additional Rent. The obligations of Tenant under this Section shall survive the expiration or earlier termination of this Lease.

20.2         Tenant shall, upon the expiration of the Lease Term or earlier termination of this Lease, surrender the Premises to Landlord, broom clean and in the same condition as that existing on the Commencement Date, ordinary wear and tear excepted, and shall remove any Alterations required to be removed in accordance with the provisions of Section 13.4. Upon the expiration of the Lease Term or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises.

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ARTICLE 21

DAMAGE

21.1         In the event the Premises or the Building, or any portion thereof, shall be damaged by fire or other casualty not caused by the intentional or negligent acts of Tenant or Tenant Parties, which damage substantially interferes with Tenant’s use of the Premises, and provided that Tenant shall have promptly provided notice to Landlord of such damage, this Lease shall terminate one hundred and eighty (180) days after Landlord’s receipt of notice of such damage, unless Tenant receives written notice of Landlord’s election to repair said damage within such period of time, in which case this Lease shall continue in full force and effect. However, if Landlord is unable to repair said damage within two hundred and seventy (270) days after Landlord’s receipt of notice of such damage, then Tenant shall have the right to terminate the Lease upon written notice to Landlord of such election within 15 days after the expiration of the two hundred and seventy (270) day period, unless Landlord has completed such work within such 15 day period. If this Lease is terminated pursuant to this Section and if an Event of Default has not occurred, Rent shall be prorated as of the date of termination of this Lease and the Security Deposit, if any, shall be returned to Tenant, less any offsets permitted hereunder, and all rights and obligations under this Lease shall cease and terminate, except as to those that are stated herein to survive expiration of the Lease Term or termination of this Lease. In the event of any damage to the Building or the Premises to the extent of twenty-five percent (25%) or more of the replacement cost of either the Building or the Premises, or in the event the Project shall be damaged to the extent of twenty-five percent (25%) or more of the replacement aggregate cost thereof, Landlord may elect to terminate this Lease upon written notice to Tenant of such election within ninety (90) days after the occurrence of the event causing the damage.

21.2         Landlord’s repairs pursuant to the provisions of this Article, if any, shall be limited to such repairs as are necessary to place the Project, Building or Premises in the condition existing on the Commencement Date, and when placed in such condition the Project, Building and Premises shall be deemed restored and rendered tenantable and Tenant, at its sole expense, shall immediately perform, in accordance with the provisions of Article 13 hereof, entitled “Alterations; Mechanic’s Liens,” any additional work required and repair or replace its stock in trade, fixtures, furniture, furnishings and equipment.

21.3         All insurance proceeds payable under any fire and/or rental interruption insurance shall be paid solely to Landlord, and Tenant shall have no interest therein. Insurance proceeds for Tenant’s separate insured interest, such as renter’s insurance or business interruption insurance, shall be payable to Tenant. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Provided that Tenant is not in default (after notice and opportunity to cure), during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

ARTICLE 22

ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

22.1         Tenant will not assign, sublet, license, sell, mortgage, encumber, convey, hypothecate or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant and Tenant’s employees (each of the foregoing transactions referred to herein as a “Transfer” and any party with whom a Transfer has occurred referred to herein as a “Transferee”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall request Landlord’s consent to any proposed Transfer at least thirty (30) days prior to the proposed effective date of such proposed Transfer. Tenant’s written request shall include at least the following: (a) the name and legal composition of the proposed Transferee; (b) the nature of the proposed Transferee’s business and the use to which it intends to put the Premises; (c) the terms and conditions of the proposed Transfer; (d) information related to the experience and financial resources of the proposed Transferee; (e) such other information as Landlord may request to supplement, explain or provide details of the matters submitted by Tenant pursuant to clauses (a) through (d) above; and (f) funds sufficient to pay Landlord a $500 administrative fee. Tenant shall also pay Landlord, within two (2) Business Days after Landlord’s request, an amount equal to the estimate of the amount necessary to reimburse all reasonable costs incurred by Landlord, including any attorneys’ fees, architects’ fees and engineering fees, in connection with evaluating Tenant’s request and preparing any related documentation in an amount not to exceed $1,500.00 in total; provided Tenant accepts Landlord’s standard form of Landlord Consent, with only business term changes made by Landlord and no other changes. Any shortfall between the estimate from Landlord and the actual costs incurred by Landlord shall be paid by Tenant to Landlord within five (5) Business Days after request by Landlord (provided that Tenant shall not be required to pay any amount for legal only in excess of $1,500.00 in total for such request [provided Tenant accepts Landlord’s standard form of Landlord Consent, with only business term changes made by Landlord and no other changes ]including all prior amounts paid), and any excess between the estimate from Landlord and the actual costs incurred by Landlord shall be paid by Landlord to Tenant within five (5) days after completion of such work.

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22.2         In the event Landlord consents to a Transfer, any Rent or other compensation paid to Tenant in excess of the Rent payable to Landlord pursuant to this Lease for the portion of the Premises subject to the Transfer, as measured on a per-square-foot basis, less reasonable costs incurred by Tenant in connection with the Transfer for brokerage fees, attorneys’ fees, tenant improvements and other concessions reasonably required to induced the Transferee, shall be paid by Tenant to Landlord as Additional Rent. For purposes of this Section, the amount due to Tenant by a Transferee will be deemed to include any lump sum payment or other consideration given to Tenant in consideration of the Transfer. Tenant’s obligations set forth in this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

22.3         Landlord’s acceptance of Rent from Tenant or any Transferee shall not constitute a waiver by Landlord of the provisions of this Lease or a release of Tenant from any of its covenants, duties or obligations stated herein.

Notwithstanding anything to the contrary contained in this Lease, if at any time Tenant makes a written request for Landlord’s consent to a Transfer, Landlord shall have the right, exercisable by written notice to Tenant within ten (10) Business Days of Landlord’s receipt of such written request, to (a) terminate this Lease with respect to only that portion of the Premises that is subject to the proposed Transfer, in which event this Lease will remain in full force and effect as to the remainder of the Premises (with an appropriate apportionment of Rent from and after the effective date of such termination based upon the rentable square footage remaining in the Premises), or (b) terminate this Lease in its entirety provided that Tenant, within 10 Business Days after receipt of Landlord’s notice of termination, shall have the right to withdraw its request for Landlord’s consent to a Transfer. In such event, this Lease shall continue in full force and effect as if Tenant had never provided Landlord with a request for Landlord’s consent to a Transfer.

22.4         Any termination occurring in accordance with the preceding sentence shall be effective as of the effective date of the proposed Transfer, or if no such effective date was specified, as of a date reasonably determined by Landlord in its sole discretion.

22.5         Notwithstanding anything to the contrary contained in this Article 22, in the event Tenant contemplates a Transfer of all or a portion of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 22.5), Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Tenant’s Transfer notice, to recapture the space subject to Tenant’s desired Transfer (the “Contemplated Transfer Space”) provided that Tenant, within 10 Business Days after receipt of Landlord’s notice of recapture, shall have the right to notify Landlord of the cancelation of such contemplated Transfer or unwind such Transfer (if already occurred). In such event, this Lease shall continue in full force and effect as if Tenant had never made or contemplated such Transfer. In the event such option is exercised by Landlord (and Tenant fails to provide notice of cancelation or unwinding of such Transfer, as applicable, within the time period above), this Lease shall be canceled and terminated with respect to such Contemplated Transfer Space as of the contemplated effective date of the Transfer until either (i) the last day of the term of the contemplated Transfer as set forth in Tenant’s intention to transfer notice or (ii) the last day of the Lease Term, as Landlord may elect in its sole discretion.

22.6         If a default under this Lease should occur while the Premises or any part thereof is subject to a Transfer, Landlord may, at its option and in addition to any other rights or remedies provided for herein, at law or in equity, collect directly from the Transferee all rent or other consideration becoming due to Tenant from the Transferee and apply such sums against any Rent due to Landlord from Tenant. Tenant authorizes and directs any Transferee to make payment directly to Landlord of any and all sums due to Tenant under any Transfer upon written notice from Landlord. No direct collection by Landlord from any Transferee shall be construed to constitute a novation or a release of Tenant or any Guarantor from the further performance of their respective obligations hereunder. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

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22.7         If Tenant is a corporation, partnership or limited liability company, the issuance of any additional stock or equity interest and/or the transfer, assignment or hypothecation of any stock or interest in such corporation, partnership or limited liability company in the aggregate in excess of fifty percent (50%) of such stock or interests, as the same may be constituted as of the date of this Lease, whether directly or indirectly, shall be deemed to be a Transfer within the meaning of this Article.

22.8         Landlord’s express written consent to a Transfer shall not constitute a release of Tenant from any of its covenants, duties or obligations hereunder, including Tenant’s obligation to pay Rent when due, whether occurring before or after such Transfer, nor shall Landlord’s consent to any one Transfer constitute Landlord’s consent to any other or subsequent Transfers. In addition, Guarantor shall not be released in the event of any Transfer.

22.9         Notwithstanding anything in this Article 22 which may be construed to the contrary, a Transfer of all or a portion of the Premises to an “Affiliate” (as hereinafter defined) of Tenant shall be deemed permitted hereunder (a “Permitted Affiliate Transfer”) without the requirement of obtaining Landlord’s prior written consent; provided that (i) the Transfer does not have the effect of reducing the tangible net worth of Tenant from that which existed immediately prior to the date of Transfer, (ii) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) if an assignment of the Lease, the Transferee assumes, in full, the obligations of Tenant under this Lease, (iv) Tenant provides Landlord with written notice of such Permitted Affiliate Transfer within ten (10) days after effecting such transfer, and (v) Tenant remains fully liable under this Lease. The term “Affiliate” of Tenant shall mean an entity which is (a) controlled by, controls, or is under common control with Tenant; (b) any entity resulting from any merger, consolidation, reorganization or other restructure (provided such resulting entity has a tangible net worth equal to or greater than that of Tenant immediately prior to such merger, consolidation, reorganization or other restructure), or (c) any entity which acquires all or substantially all of the assets and/or ownership interests of Tenant, and which continues to operate substantially the same business at the Premises as had been maintained by Tenant. Sections 22.2, 22.4, 22.5 and 22.7, shall not apply to Permitted Affiliate Transfers that comply with the terms of this Section 22.9.

ARTICLE 23

EVENTS OF DEFAULT

23.1         Tenant will be in breach of this Lease (an “Event of Default”) if at any time during the Lease Term:

23.1.1     Tenant fails to make payment of any installment of Rent as and when due where such failure shall continue for a period of five (5) business days after Tenant’s receipt of written notice from Landlord;

23.1.2     Tenant fails to timely perform any of its material obligations to obtain and keep in full force and effect the insurance required hereunder, which failure shall constitute an immediate default hereunder without the requirement of any notice and cure period, or Tenant fails to perform any of its other obligations under Article 15 hereof entitled “Insurance,” where such failure shall continue for a period of ten (10) days after written notice from Landlord;

23.1.3     Tenant fails to observe, perform or fulfill any of its other material duties, covenants, agreements or obligations hereunder as and when due, and such failure continues for a period of 30 days after Tenant’s receipt of written notice from Landlord; provided, however, that if the nature of Tenant’s obligation is such that more than 30 days are reasonably required for its performance, then Tenant will not be in breach if Tenant commences performance within such 30 day period and thereafter diligently prosecutes the same to completion, but in no event shall such time period extend beyond 60 days; or

23.1.4     Tenant, any Guarantor, or any Transferee becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, is the subject of a bankruptcy petition, or is adjudged bankrupt or insolvent in proceedings filed against it; or a receiver, trustee, or custodian is appointed for all or substantially all of any such party’s assets; or any such party fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors or the attachment, execution or other judicial seizure of substantially all of such party’s assets located at the Premises or of such party’s interest in this Lease where such seizure is not discharged within sixty (60) days.

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ARTICLE 24

REMEDIES OF LANDLORD

24.1         Nothing contained herein shall constitute a waiver of Landlord’s right to recover damages by reason of Landlord’s efforts to mitigate damages following an Event of Default, nor shall anything contained herein adversely affect Landlord’s right to indemnification against liability for injury or damages to persons or property occurring prior to expiration of the Lease Term or earlier termination of this Lease.

24.2         All cure periods provided to Tenant herein shall run concurrently with any mandatory cure periods required to be provided by law.

24.3         If a monetary Event of Default exists and remains uncured for ten (10) days after Landlord provides written notice to Tenant, or non-monetary Event of Default exists and remains uncured for thirty (30) days after Landlord provides written notice to Tenant, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

24.3.1     The right to obtain a judicial order to declare this Lease at an end, to reenter the Premises and take possession thereof and to terminate all of the rights of Tenant, and anyone claiming by, under or through Tenant, in and to the Premises.

24.3.2     The right to terminate Tenant’s right to possession and/or reenter the Premises without declaring this Lease at an end and to occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, in which event Tenant shall be liable for and pay to Landlord on demand all such reasonable expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including, without limitation, costs, expenses, reasonable attorneys’ fees and expenditures placing the same in good order, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid by Landlord in connection with reletting the Premises. Any such reletting may be for the remainder of the Lease Term or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole discretion, deems appropriate. Landlord may execute any lease either in Landlord’s own name or in the name of Tenant, or assume Tenant’s interest in any existing subleases to any Transferee, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants or Transferee. No re-entry or taking possession of the Premises or reletting thereof by Landlord pursuant to this Subsection, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. In any case, and whether or not the Premises or any part thereof is relet, Tenant shall be liable until the end of the Lease Term for Rent less net proceeds, if any, of any reletting effected for the account of Tenant, and in no event shall Tenant be entitled to any excess Rent received by Landlord over and above that which Tenant is obligated to pay hereunder. Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord deems advisable from time to time, without being obligated to await the end of the Lease Term. Commencement or maintenance of one or more such actions by Landlord shall not bar Landlord from bringing any subsequent actions for further accruals. The terms of this Subsection shall survive expiration of the Lease Term or earlier termination of this Lease.

24.3.3     Regardless of whether Landlord has relet all or any portion of the Premises as provided above, Landlord shall have the right at any time to elect to terminate this Lease for such previous Event of Default on the part of the Tenant and to terminate all the rights of Tenant in and to the Premises, or to continue this Lease in full force and effect, whether or not Tenant shall have vacated the Premises. In the event Landlord elects to continue this Lease in full force and effect, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord’s election not to terminate this Lease shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

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24.3.4     Pursuant to the rights of re-entry provided above, upon obtaining an appropriate judicial order, Landlord may remove all persons from the Premises and may, but shall not be obligated to, (a) remove all property therefrom and (b) enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Such action by the Landlord shall not constitute a termination of this Lease. Tenant agrees to indemnify Indemnitees and to hold Indemnitees free and harmless for, from and against any liability whatsoever for the removal and/or storage of any such property, whether belonging to Tenant or any third party whomsoever. The indemnity set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.

24.4         If Tenant shall fail to pay any Rent or perform any other covenant or obligation on its part to be performed hereunder and such failure is not cured within the applicable cure period prescribed herein, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations or the Event of Default, make such payment or perform such covenant or obligation on behalf of Tenant. All reasonable sums paid by Landlord and all necessary incidental costs incurred by Landlord in performing such covenant or obligation, together with interest at the Default Rate from the date incurred until paid, shall be paid by Tenant to Landlord within thirty (30) days after written demand therefor. The foregoing rights are in addition to any and all remedies available to Landlord upon an Event of Default. In the event that Tenant shall fail to perform any of its maintenance and repair obligations set forth herein resulting in an Event of Default, Landlord may elect, but shall not be obligated, to assume such obligations of Tenant for the remainder of the Lease Term, in which event Tenant shall pay to Landlord, in addition to any other sums set forth herein, a management fee equal to three percent (3%) of the cost of the maintenance and repair obligations to compensate Landlord for its service obligations so assumed.

24.5         If any payment of Rent payable by Tenant hereunder is not received by Landlord within five (5) business days after the due date, it shall bear interest at the Default Rate from the date due until paid.

24.6         Tenant acknowledges that, in addition to interest costs, the late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises. Accordingly, if any payment of Rent is not received by Landlord within 5 days of the date upon which such payment is due, Tenant shall pay to Landlord as a late charge an additional sum equal to the greater of $250.00 or (b) five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of a late charge is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of the Event of Default or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.

24.7         If Tenant fails to remove by the expiration or earlier termination of this Lease all of Tenant’s personal property, or any items of Alterations identified by Landlord for removal, Landlord, in addition to Landlord’s other rights and remedies under this Lease, may (a) remove and store such items and (b) upon ten (10) days prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s reasonable attorneys’ fees and other costs incurred in the removal, storage, and/or sale of such items), with the remainder, if any, to be paid to Tenant. Tenant agrees to indemnify Indemnitees and to hold Indemnitees free and harmless for, from and against any liability whatsoever for the removal and/or storage of any such property, whether belonging to Tenant or any third party whomsoever. In the event there is a cost to Landlord associated with such removal, storage, and/or sale in excess of any proceeds of any such sale, then Tenant shall, within thirty (30) days of receipt of written notice of such cost, pay the full amount of such cost to Landlord. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

24.8         If Tenant’s right of possession is terminated by Landlord due to an Event of Default, then this Lease may be terminated by Landlord at its option. On such termination, Landlord may recover from Tenant, in addition to the remedies permitted at law:

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24.8.1     The worth, at the time of the award, of the unpaid Base Monthly Rent and Additional Rent which had been earned as of the time this Lease is terminated;

24.8.2     The worth, at the time of the award, of the amount by which the Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rents that Tenant proves could be reasonably avoided;

24.8.3     The worth, at the time of the award, of the amount by which the Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period as the Tenant proves could have been reasonably avoided; and

24.8.4     Any other reasonable amount necessary to compensate Landlord for all detriment caused by the Event of Default, or which in the ordinary course of events would be likely to result therefrom, including, without limitation, (a) expenses for cleaning, repairing or restoring the Premises and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, and any other items which Tenant is required under this Lease to remove but does not remove, (b) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting the Premises, (c) brokers’ fees and commissions, advertising costs and other expenses of reletting the Premises, (d) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (e) expenses of retaking possession of the Premises, (f) reasonable attorney’s fees and court costs, (g) any unamortized brokerage commissions paid in connection with this Lease, and (h) reimbursement of any rental or other concessions granted or made in favor of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Landlord for tenant improvements or buildout allowances or assumptions by Landlord of any of the Tenant’s previous lease obligations.

24.9         All past due amounts owed by Tenant under this Lease shall bear interest at the greater of the prime interest rate plus ten percent (10%) per annum or twelve percent (12%) per annum (the “Default Rate”), however, that the Default Rate shall in no event exceed the maximum rate (if any) permitted by applicable law. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

24.10       All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Article shall be deemed to limit or otherwise affect Tenant’s indemnification of Indemnitees pursuant to any provision of this Lease. Notwithstanding anything to the contrary in this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages.

ARTICLE 25

SURRENDER OF PREMISES NOT MERGER

The voluntary or other surrender of the Premises by Tenant, or mutual cancellation of this Lease by Landlord and Tenant, will not be deemed to merge the interests of Landlord and Tenant in and to the Premises. Any such surrender or cancellation may, at the option of Landlord, operate as a termination of all or any existing Transfers or as an assignment to Landlord of any or all of such Transfers.

ARTICLE 26

ATTORNEYS’ FEES; COLLECTION CHARGES

26.1         In the event of any legal action, arbitration or proceeding between the parties hereto, reasonable attorneys’ fees, court costs and expenses of the prevailing party shall be added to the judgment therein

26.2         If Landlord utilizes the services of an attorney or other professional to enforce any of its rights under or arising from this Lease, if an Event of Default has occurred, Tenant agrees to pay Landlord’s reasonable costs and expenses actually incurred, including without limitation, outside appraisers, accountants, attorneys, and other professional fees, regardless of the fact that no legal action may be commenced or filed by Landlord and whether or not any such action is prosecuted to judgment.

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26.3         The terms of this Article shall survive expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 27

CONDEMNATION

27.1         If twenty-five percent (25%) or more of the square footage of the Premises is taken for any public or quasi-public purpose by any governmental power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation, eminent domain or deed in lieu thereof (such taking being referred to herein as a “Taking”), and if the remaining portion of the Premises is not reasonably adequate for the operation of Tenant’s business after Landlord completes any repairs or alterations that Landlord elects to make, if any, either Tenant or Landlord may terminate this Lease by notifying the other party of such election in writing within twenty (20) days after the earlier of Landlord completes any repairs or alterations that Landlord elects to make, or Landlord notifies Tenant in writing that it will not be making repairs or alterations.

27.2         If less than twenty-five percent (25%) of the Premises is subject to a Taking, Landlord at its option may terminate this Lease. If Landlord does not so elect to terminate this Lease, Landlord will promptly proceed to restore the Premises to substantially its same condition existing prior to such partial Taking, allowing for any reasonable effects of such Taking, and a proportionate allowance based on the loss of square footage will be made to Tenant for the Rent corresponding to the time during which, and to the part of the Premises which, Tenant is deprived on account of such Taking and restoration. If the remaining portion of the Premises is not reasonably adequate for the operation of Tenant’s business after Landlord completes any repairs or alterations that Landlord elects to make, Tenant may terminate this Lease by notifying Landlord of such election in writing within twenty (20) days after Landlord completes any repairs or alterations that Landlord elects to make.

27.3         Tenant may not assert any claim against Landlord or the taking authority for any compensation because of such Taking ( except that Tenant may file a separate claim with the taking authority as referenced below), and Landlord will be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant in and to the Premises (except for Tenant’s claim as referenced below). Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the taking authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses and damage to Tenant’s personal property and trade fixtures.

ARTICLE 28

RULES AND REGULATIONS

Tenant will faithfully observe and comply with, and shall be responsible to enforce with respect to Tenant Parties, any and all rules and regulations promulgated by Landlord for the Premises from time to time (the “Rules and Regulations”). Landlord’s current Rules and Regulations are attached hereto as Exhibit “E.” Landlord reserves the right to modify and amend the Rules and Regulations as it deems necessary or desirable, in Landlord’s sole discretion and with written notice to Tenant. Landlord and Landlord Parties will not be responsible to Tenant for the failure of any party to observe the Rules and Regulations except that Landlord agrees that no tenant shall be treated more favorably with respect to the Rules and Regulations than any other tenant. The terms of the previous sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.

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ARTICLE 29

ESTOPPEL CERTIFICATE

Tenant will execute and deliver to Landlord, within ten (10) Business Days of Landlord’s written demand, a statement in writing addressed to Landlord or to any third party selected by Landlord, certifying (a) that this Lease is in full force and effect and has not been amended or, if amended, certifying copies of such amendment(s), (b) the amount of Base Monthly Rent and Additional Rent payable hereunder, (c) the date to which Rent and other charges are paid, (d) that there are not, to Tenant’s knowledge, any uncured defaults of Landlord hereunder or specifying such defaults if they are claimed, (e) that Tenant will not amend, terminate or make prepayment of more than one month’s Rent under this Lease, (f) that any Notice (as defined below) required hereunder to be given to Landlord shall be given also to Mortgagee and any right of Tenant hereunder which is dependent on such Notice shall take effect only after Notice is so given, and (g) all such other matters as Landlord may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such ten (10) Business Day period shall be conclusive upon Tenant that (x) this Lease is in full force and effect, without modification except as may be represented by Landlord; (y) there are no uncured defaults in Landlord’s performance; and (z) not more than one (1) month’s Rent has been paid in advance. Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Indemnitees harmless from and against any and all Liabilities attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord.

ARTICLE 30

SALE BY LANDLORD

The term “Landlord” as used in this Lease shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to the Premises and any and all owners of the fee title to the Premises during the Lease Term for purposes of the Indemnities with respect to matters arising while owned by the applicable Landlord. Upon any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of the Landlord contained in this Lease, whether express or implied, ripe or not, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale, and Tenant agrees to attorn to the Landlord’s successor in interest. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and this Lease without the consent of Tenant.

ARTICLE 31

NOTICES

31.1         All notices to be given under this Lease (“Notices”) shall be in writing and delivered either (i) personally upon an officer of Landlord or Tenant, as the case may be, or (ii) by depositing such notice in the United States mail, certified or registered mail with return receipt requested, postage prepaid, or (iii) via reputable overnight air courier service (such as Federal Express or Airborne) and in every case addressed as set forth in page number 1 of this Lease or if no address for Tenant is inserted in page number 1 of this Lease, addressed to Tenant at Tenant’s present address, and, after occupancy of the Premises by Tenant, to Tenant at the Premises.

31.2         Notice via personal service shall be deemed to have been given when actually delivered. Notice given by certified or registered mail shall be deemed to have been given on the second Business Day after the date that the notice is deposited into the mail postage prepaid. Notice given via air courier shall be deemed given one (1) Business Day after it is accepted by said courier for next day delivery.

32.3         Either Landlord or Tenant may change the location at which it receives notices to another location within the United States of America upon not less than ten (10) days’ notice to the other pursuant to this Article 32.

ARTICLE 32

WAIVER

The failure of Landlord to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease will not be construed as a waiver of a subsequent breach of the same or any other term, covenant or condition. The waiver by Landlord of any Event of Default shall not be a waiver of any preceding or subsequent Event of Default, and no delay or omission by Landlord to seek a remedy for any Event of Default hereunder shall be deemed a waiver by Landlord of its remedies or rights with respect to such Event of Default, nor shall Landlord’s acceptance of any Rent payment be construed to be a waiver by Landlord of any preceding Event of Default.

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ARTICLE 33

HOLDOVER

33.1         Tenant shall vacate the Premises upon the expiration of the Lease Term or earlier termination of this Lease and shall surrender possession thereof to Landlord in accordance with the terms hereof Tenant shall indemnify Indemnitees for, from and against any and all Liabilities incurred by Indemnitees attributable to any delay hereunder by Tenant. The indemnity set forth in the preceding sentence shall survive expiration of the Lease Term or earlier termination of this Lease.

33.2         If Tenant remains in possession of the Premises, or any portion thereof, after the expiration of the Lease Term or earlier termination of this Lease without the prior written consent of Landlord, such occupancy shall be deemed a month-to-month tenancy upon all the terms and conditions of this Lease except that Tenant shall be liable for all actual damages incurred by Landlord as a result of Tenant’s holdover, and Tenant shall pay Base Monthly Rent equal to one hundred fifty percent (150%) of the Base Monthly Rent paid by Tenant during the final month of the Lease Term. Acceptance by Landlord of Rent after such expiration of the Lease Term or earlier termination of this Lease shall not constitute consent to a holdover or result in an extension of this Lease and Tenant shall have no right, whether by purported exercise of any option granted hereunder or otherwise, to expand the Premises or extend the Lease Term. All options, rights of first refusal, and/or rights of first offer, if any, granted under the terms of this Lease shall be terminated and be of no further force or effect during such month-to-month tenancy. Nothing herein shall limit any of Landlord’s rights or Tenant’s obligations arising from Tenant’s failure to timely surrender possession of the Premises, including, without limitation, Landlord’s right to repossess the Premises and remove Tenant therefrom at any time after the expiration or earlier termination of this Lease and Tenant’s obligation to reimburse and indemnify Landlord as provided herein.

ARTICLE 34

DEFAULT OF LANDLORD: LIMITATION OF LIABILITY

If Landlord defaults in performing any of its obligations under this Lease, Tenant agrees to promptly give notice of such default to Landlord and to afford Landlord a reasonable period of time to cure such default, which period of time shall not be less than thirty (30) days. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. If Landlord fails to cure any such default within such time periods and it has a material and adverse effect on Tenant, Tenant shall have the right to terminate the Lease as well as any other remedies available to Tenant pursuant to law; provided such remedies are subject to the limitations herein, and in no event shall Landlord be liable for any punitive or consequential damages. Should Tenant give written notice to Landlord to correct any default and Tenant has written notice of a Mortgagee, then prior to any cancellation of this Lease or the exercise of any other remedies available to Tenant hereunder, Tenant shall give the same notice to Mortgagee, initially at the address set forth in Article 1 hereof, and thereafter at such other addresses of which Tenant may be notified from time to time, and Mortgagee shall be given thirty (30) days, or such longer period of time as may be reasonably necessary, to correct or remedy such failure to perform, but shall have no obligation to do so. If and when the Mortgagee has made performance on behalf of Landlord, Landlord’s failure to perform shall be deemed cured. Tenant shall have no right to terminate this Lease except as expressly provided herein. In the event of any actual or alleged failure, breach or default hereunder by Landlord, Tenant’s sole and exclusive remedy will be against the interest of Landlord (and of any successor landlord) in the Project. Except for an action against the interest of Landlord (and of any successor landlord) in the Project, Tenant shall look solely to Landlord’s interest in the Project, and Tenant shall not pursue any Indemnitee , nor shall any Indemnitees be subject to service of process or have a judgment obtained against them, in connection with any alleged breach or default. No writ of execution will be levied against the assets of any Landlord Parties other than for an action against the interest of Landlord (and of any successor landlord) in the Project. Notwithstanding anything contained in this Lease to the contrary, except for an action against the interest of Landlord (and of any successor landlord) in the Project, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of Landlord or the individual owners, members, partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against Landlord or the individual owners, members, partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease. Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against Landlord’s equity interest in, the Project and proceeds therefrom, and no other assets of Landlord. The covenants and agreements set forth in this Article are enforceable by Indemnitees and shall survive the expiration of the Lease Term or earlier termination of this Lease.

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ARTICLE 35

SUBORDINATION

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord, Mortgagee, any party holding a deed of trust or mortgage, or any ground lessor with respect to the Building or the Project, this Lease will be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or may hereafter be executed in any amount for which the Building, Project, ground leases or underlying leases, or Landlord’s interest or estate therein, is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and at the option of such successor in interest, attorn to and become the Tenant of the successor in interest to Landlord. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days of Landlord’s written request any commercially reasonable requested document or instrument evidencing such subordination of this Lease with respect to any such ground lease, underlying lease or the lien of any such mortgage or deed of trust, provided such subordination agreement shall include, without limitation, a non-disturbance agreement confirming that so long as Tenant is not in default under this Lease, Tenant’s leasehold interest shall not be disturbed by such party, and that such subordination agreement shall not permit material interference with Tenant’s rights hereunder. Notwithstanding anything to the contrary provided for herein, the parties have attached to this Lease as Exhibit I a form of SNDA which Landlord has used with one of its lenders in the past (the “Sample SNDA”). Both parties agree that Sample SNDA is commercially reasonable and acceptable in form and substance, and Tenant shall, upon written request from Landlord, execute an SNDA, which is either commercially reasonable as described above, or substantially consistent with the Sample SNDA within the time frames described above, as elected by Landlord.

ARTICLE 36

BROKERS

Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease except for those set forth in Article 1 hereof and covenants to pay, hold harmless and indemnify Indemnitees for, from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or its negotiation. Landlord warrants that it has had no dealings with any broker or agent in connection with this Lease except for those set forth in Article 1 hereof and covenants to pay, hold harmless and indemnify Tenant and Tenant Parties for, from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or its negotiation. The terms of this Article shall survive expiration of the Lease Term or earlier termination of this Lease.

ARTICLE 37

QUIET POSSESSION

Tenant may quietly have, hold and enjoy the Premises during the Lease Term in accordance with and subject to the terms and conditions of this Lease without disturbance from Landlord or from any other person claiming through Landlord. Landlord represents and warrants to Tenant that as of the Effective Date, Landlord owns fee title to the Project.

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ARTICLE 38

MISCELLANEOUS PROVISIONS

38.1         If Tenant executes this Lease as a partnership, each individual executing this Lease on behalf of the partnership represents and warrants that he or she is a general partner of the partnership and that this Lease is binding upon the partnership in accordance with its terms. If Tenant executes this Lease as a corporation or a limited liability company, each of the persons executing this Lease on behalf of Tenant covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to transact business in Arizona, that the corporation or limited liability company has full right, authority and power to enter into this Lease and to perform its obligations hereunder, that each person signing this Lease on behalf of the corporation or limited liability company is authorized to do so and that this Lease is binding upon the corporation or limited liability company in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that he or she is properly authorized to bind the limited partnership and that this Lease is binding upon the limited partnership in accordance with its terms.

38.2         All Exhibits and Addenda attached hereto are incorporated herein by this reference and made a part this Lease. If any provision contained in an Exhibit or Addendum is inconsistent with any other provision of this Lease, the provision contained in the Exhibit or Addendum shall supersede the provisions contained in herein unless otherwise provided.

38.3         This Lease and the Exhibits attached hereto contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein. Any warranties or representations not expressly contained herein will in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement not contained in this Lease. The provisions of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

38.4         This Lease and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without regard to its principles of conflicts of law. Any action brought to interpret, enforce, or construe any provision of this Lease shall be commenced and maintained in the Maricopa County Superior Court of the State of Arizona (or, as may be appropriate, in the Justice Courts of Maricopa County or in the United States District Court for the District of Arizona if, but only if, the superior court lacks or declines jurisdiction over such action). The parties irrevocably consent to jurisdiction and venue in such courts for such purposes and agree not to seek transfer or removal of any action commenced in accordance with the terms of this Section. Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by a court of competent jurisdiction sitting without a jury, and each hereby waives all rights to trial by jury. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.

38.5         The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Each party has reviewed and revised this Lease and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation hereof. This Lease shall be construed as a whole and in accordance with its fair meaning, and shall not be construed more strictly against one party hereto than against the other party merely by virtue of the fact that it may have been prepared by counsel for one of the parties. If any words or phrases in this Lease have been stricken, whether or not replaced by other words or phrases, this Lease shall be construed (if otherwise clear and unambiguous) as if the stricken matter never appeared and no inference shall be drawn from the former presence of the stricken matters in this Lease or from the fact that such matters were stricken.

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38.6         The Section headings of this Lease are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof. Where the context requires herein, the word “person” will include corporation, firm, partnership, limited liability company or association, the singular shall be construed as the plural, and neuter pronouns shall be construed as masculine and feminine pronouns, and vice versa.

38.7         If there is more than one person comprising Tenant hereunder, (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

38.8         If any provision of this Lease is found to be unenforceable, or is or becomes illegal because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

38.9         Time is of the essence of each term and provision of this Lease.

38.10       Subject to the terms of Article 23 hereof entitled “Assignment, Subletting and Transfers of Ownership” and Article 31 hereof entitled “Sale by Landlord,” the terms and provisions of this Lease are binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Except as otherwise provided herein, any indemnification or release of Landlord or Tenant hereunder shall include Landlord Parties or Tenant Parties, as applicable. The terms of the foregoing sentence shall survive the expiration of the Lease Term or earlier termination of this Lease.

38.11       All covenants and agreements to be performed by Tenant under any of the terms of this Lease will be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent.

38.12       In consideration of Landlord’s covenants and agreements hereunder, Tenant hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party (other than Tenant’s brokers, accountants, and legal counsel) without the prior written consent of Landlord. The terms of this Section shall survive expiration of the Lease Term or earlier termination of this Lease.

38.13       If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.

38.14       As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the first day a Notice shall be deemed given under this Lease, or the date for the performance of any covenant or obligation hereunder, shall fall on a Saturday, Sunday or legal holiday, the date such Notice shall be deemed given, or the date for performance of such covenant or obligation, shall be extended to the next Business Day. If any deadline or Notice date herein is extended to the next Business Day, and such deadline is used to calculate a subsequent date, the extended date that falls on the next Business Day shall be used to calculate the subsequent date. Unless otherwise provided in this Lease, all time periods shall be in calendar days.

38.15       Whenever a day is appointed herein on which, or a period of time is appointed during which, either party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is reasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain materials, fuel or energy, weather or other acts of God, terrorism or other causes beyond such party’s reasonable control (financial inability excepted) (“Force Majeure”); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent.

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38.16       In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by the parties hereunder, each party shall, whenever and as often as it shall be requested by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents as may be reasonably necessary in order to carry out the intent and purpose of this Lease, including without limitation execution of any documents reasonably requested to allow either party to deal with governmental entities, utility companies and other third parties from whom permits or approvals may be required. The terms of this Section shall survive the expiration of the Lease Term or earlier termination of this Lease.

38.17       If any Mortgagee of the Project requests reasonable modifications to this Lease, Tenant will not unreasonably withhold, delay or defer its written consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially and adversely affect Tenant’s leasehold interest or increase the Rent obligations of Tenant in any way.

38.18       Throughout the Lease Term (but not more than three times in any calendar year), and within ten (10) days following Landlord’s written request, Tenant agrees to deliver (and cause Guarantor, if any to deliver) to Landlord current financial statements of Tenant and Guarantor, if any, certified by an officer or principal of Tenant. Landlord shall hold any such information in confidence and shall use it only for the purpose of evaluating Tenant’s financial condition; provided, however, that Landlord shall be permitted to share such information with Mortgagee or other holder of a deed of trust or mortgagee in the Project, Building or Premises, or prospective purchaser of the Project, Building or Premises.

38.19       Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

38.20       This Lease may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. A party’s signature on this Lease or any amendment hereto may be provided by facsimile and shall be effective upon transmission to the other party hereto.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year indicated by Landlord’s execution date as written below.

LANDLORD:		TENANT:

AX UNION HILLS L.P., a Delaware limited partnership		GREENWOOD HALL, INC., a Nevada corporation

By:	/s/ Philip Martens	By:	/s/ John Hall

Name: Philip Martens		Name:	John Hall

Its: Authorized Signatory		Its:	CEO

By:	/s/ Kara Watson

Name:	Kara Watson

Its: Authorized Signatory

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EXHIBIT “A”

FLOOR PLAN OF PREMISES

2ND FLOOR PLAN - NORTH

TENANT NAME

UNION HILLS OFFICE PLAZA

2550 WEST UNION HILLS DRIVE

3RD FLOOR

PHOENIX, AZ 85027

FORM

A1.0

A-1

EXHIBIT “B”

STANDARD WORKLETTER

This Workletter describes Landlord’s and Tenant’s obligations regarding the improvements to be designed and constructed within the Premises (the “Tenant Improvements”). This Workletter is a part of the Lease and all actions and obligations hereunder are subject to all terms and conditions of the Lease unless expressly provided otherwise herein. Capitalized terms which are not otherwise defined in this Workletter have the meanings set forth in the Lease. Any breach or default by Tenant hereunder also constitutes a default under the Lease.

1.          In General. Tenant is accepting the Premises in a strictly AS-1S condition, and Tenant shall be responsible for the costs to design and construct the Tenant Improvements, subject to Landlord’s obligation to contribute the Tenant Improvement Allowance toward such costs. Landlord shall manage the construction and shall be responsible for and engage a general contractor to construct the Tenant Improvements (the “General Contractor”) in accordance with the terms of this Workletter.

2.          Design Drawings for Tenant Improvements.

3.          When approved in writing by Landlord and Tenant, the Final Plans shall be attached hereto and incorporated herein are as Exhibit B-l (the “Final Plans”). Exhibit B-l currently only has the Space Plan for the Premises attached.

4.          Tenant Improvement Allowance. Tenant shall be credited with an allowance (the “Tenant Improvement Allowance”) of eleven and 00/100 Dollars ($11.00) per rentable square foot of the Premises. The Tenant Improvement Allowance is to be applied against the Cost of Tenant Improvements (as defined below) and shall be used for the design, including engineering plans, specifications and permits, purchase, installation, and construction of the Tenant Improvements. If there is Tenant Improvement Allowance available, Tenant may use the same for Tenant’s furniture; furnishings; inventory; trade fixtures; personal property; signage; equipment; computer, data, phone and security systems for the Premises. Tenant shall not be entitled to any cash payments or any rent reduction if the Tenant Improvement Allowance exceeds the actual Cost of Tenant Improvements. The Tenant Improvement Allowance must be utilized by Tenant within 6 months after the Commencement Date, otherwise the remaining amount shall be forfeited by Tenant.

5.          Cost and Payment of Tenant Improvements.

5.1.        Cost of Tenant Improvements. As used herein, the “Cost of Tenant Improvements” shall include, without limitation but subject to the provisions of this Section 5 hereof, the following, whether incurred before or after the execution of the Lease:

5.1.1.          Costs and expenses, including those of architectural and engineering fees and any associated reimbursable expenses incurred by Landlord or Tenant in preparing, reviewing, revising and approving the Final Plans and any changes, modifications or alterations thereto;

5.1.2.          Landlord’s cost of constructing the Tenant Improvements, including without limitation labor, materials, overhead, general conditions, bonds and permits and plan check fees, including but not limited to a construction management fee equal to three percent (3%) of the Cost of Tenant Improvements* all fees or costs paid to the City of Phoenix in connection with the City of Phoenix’s Annual Facilities Permit Program, and fees and costs of the General Contractor and all subcontractors;

5.1.3.          The cost, if any, for any additions or changes to the shell or core of the Building or any of the Building systems that are required by the Tenant Improvements (including construction expenses and engineering costs), including without limitation the cost of providing or upgrading water, heating, cooling, air or electrical facilities for the Building should the Tenant Improvements require services, utilities or heating, ventilation or air conditioning in excess of that provided for premises built out with building standard improvements;

B-1

5.1.4.          Allowances (as defined below), as finally adjusted;

5.1.5.          All costs due to Change Orders (as defined below);

5.1.6.          Increases in design and construction costs caused by Tenant or any of Tenant Parties, including without limitation (a) any Tenant Delays, including, without limitation, any delays by Tenant to furnish information, approve any item, or perform any obligation in accordance with the terms of this Workletter, including the failure to prepare or approve the Final Plans by any applicable due date, (b) Tenant’s request for improvements or any equipment, materials, finishes or installations other than those readily available, (c) Tenant’s request for changes to the Final Plans after initial approval by either Tenant or Landlord, (d) performance of work in the Premises by Tenant, its contractors, or any of Tenant Parties during the performance of the Tenant Improvements, or (e) if the performance of any portion of the Tenant Improvements depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant, its contractors, or any of Tenant Parties in the completion of such work; and

5.1.7.          Any applicable state sales or use tax upon the foregoing.

Tenant, at its sole expense, shall be responsible for and pay the amount (“Tenant’s Cost”), if any, by which the actual Cost of Tenant Improvements exceeds the Tenant Improvement Allowance.

5.2.          Tenant Improvements Cost Estimate. Landlord bid the work for the Tenant Improvements and the party selected by Tenant and Landlord is described on Exhibit B-l and shall be the “General Contractor” hereunder. The costs for the Tenant Improvements shall be “open book” so that Tenant may review all such costs and Landlord shall enter into a stipulated sum contract with the General Contractor with a five percent (5%) contingency line item (the “GC Contract”). The GC Contract shall contain a one year warranty against defective workmanship and materials (the “Warranty”). Tenant shall have the right to, at Tenant’s request, to enforce the Warranty against the General Contractor, as its sole remedy for any defective workmanship or materials or latent defects in connection with the Tenant Improvements, and Landlord shall, upon Tenant’s written request, assign to Tenant all contract Warranties reasonably necessary for Tenant to enforce such Warranty. Landlord shall provide Tenant with a written estimate (the “Estimate”) of the Cost of Tenant Improvements, including Allowances, based upon the bid received from the General Contractor selected by Landlord plus Landlord’s invoices or reasonable estimates of its other costs referred to herein. An “Allowance” is an estimate of cost for an item of work which is not sufficiently defined in the documents to allow a fixed price to be determined by the General Contractor and, therefore, for which the actual Cost of Tenant Improvements will be increased or decreased by the precise amount that the actual cost of the Allowance item is either in excess of or less than the amount of the Allowance for that item.

5.3.          Improvements Deposit. Tenant shall pay one hundred twenty percent (120%) of the amount by which the Estimate exceeds the Tenant Improvement Allowance (the “Improvements Deposit”) to Landlord prior to the commencement of construction of any Tenant Improvements, and Landlord shall deposit such funds into Landlord’s general account for payment to the General Contractor in accordance with the terms of the GC Contract for such Tenant Improvements. Landlord shall be under no obligation to construct any of the Tenant Improvements until Landlord has approved the Estimate and Tenant has paid the Improvements Deposit to Landlord as required herein; provided, however, Landlord shall have the option to commence and complete the Tenant Improvements at any time after the Final Plans have been approved.

B-2

4.4.          Payment Reconciliation. Landlord shall promptly notify Tenant in writing (the “Notice of Cost”) of the actual Cost of Tenant Improvements when such amount has been finally determined. If Tenant’s Cost, as finally determined, exceeds the Improvements Deposit, Tenant shall pay the amount of such difference to Landlord within five (5) Business Days after Tenant’s receipt of the Notice of Cost. Any failure of Tenant to make any payment or deposit required hereunder within five (5) Business Days shall constitute a default under the terms of the Lease in the same manner as a failure to pay installments of Rent when due. If Tenant’s Cost is less than the Improvements Deposit, Landlord shall apply the amount of such difference to Tenant’s next installment(s) of Rent due.

6.           Construction of Tenant Improvements.

6.1.          Landlord Obligation to Construct. The Tenant Improvements shall be constructed by the General Contractor in accordance with the Final Plans and paid for as set forth herein. During construction of Tenant Improvements, Landlord may, based upon information obtained from the General Contractor and Landlord, revise construction, including the substitution of materials, systems and equipment, provided such revisions and substitutions or both do not reduce the size of the Premises or the quality of any material, construction technique or component and such revisions and substitutions are approved by Tenant, which approval shall not be unreasonably withheld.

6.2.          Changes, Additions or Alterations. If Tenant shall request any change, addition or alteration in the Final Plans (“Change Order”), Tenant shall prepare and submit all necessary plans, specifications and permits with respect to such requested Change Order for Landlord’s approval. Any such Change Order shall be subject to the provisions of this Workletter. The General Contractor shall not proceed with the Change Order until Tenant has paid Landlord’s reasonable estimate of the additional charges, expenses and costs, if any, of the Tenant Improvements attributed to such Change Order, including any costs and expenses incurred by Landlord in approving said changes, modifications or alterations. Any such payment shall thereafter be deemed part of the Improvements Deposit. If Tenant does not pay such additional charges within five (5) Business Days after its receipt of Landlord’s estimate as set forth herein, Landlord shall have the option to continue construction of the Tenant Improvements as if such Change Order request had not been submitted.

6.3.          Punch List. On or before the date upon which Tenant occupies the Premises, Landlord shall cause the General Contractor to inspect the Premises with a representative of Tenant and to complete a written punch list of unfinished Tenant Improvements items. Tenant’s representative shall execute said punch list to indicate Tenant’s approval thereof. Such punch list items shall be completed by the General Contractor as soon as reasonably possible thereafter to the extent that each such punch list item relates to Tenant Improvements and not to other work being done at the Premises by or on behalf of Tenant.

6.4.          Substantial Completion. The term “Substantial Completion” or “Substantially Complete or Completed” as used herein means that all of the following have been satisfied: (a) the General Contractor has completed the Tenant Improvements pursuant to the Final Plans to the point where only punch list items remain to be completed; and (b) any Certificate of Occupancy or its equivalent, if any, required by the local building department or other governmental agency has been obtained. Notwithstanding the foregoing, the Premises may be deemed to be Substantially Complete without a Certificate of Occupancy Premises through a “green tag” or temporary certificate of occupancy and thereafter Landlord shall continue to use commercially reasonable efforts to procure the final Certificate of Occupancy as promptly as is reasonably possible. Tenant shall be obligated to accept the Premises at such time as the Premises are Substantially Complete as defined herein, even though certain other portions of the Building or the Project which do not interfere with Tenant’s efficient conduct of its business may not have been fully completed, and even though Tenant’s furniture, furniture systems, telephones, telexes, telecopiers, photocopiers, photocopy machines, computers and other business machines or equipment may not have been installed.

B-3

7.          Reasonable Diligence; Indemnification. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Workletter and in proceeding with the construction and completion of the Tenant Improvements. Neither review nor approval by Landlord of the Final Plans nor Landlord’s supervision or performance of any work for or on behalf of Tenant shall constitute a representation or warranty by Landlord or Landlord Parties that the Final Plans either (a) are complete or suitable for their intended purpose or (b) comply with applicable laws, ordinances, codes, regulations or any insurance requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance and that Tenant shall be responsible for all elements of the design of the Final Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises, and the placement of Tenant’s furniture, appliances and equipment). Tenant agrees that, in connection with the Tenant Improvements and its use of the Premises prior to the Commencement Date, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Lease Term, except the obligation to pay Rent, and further agrees that Landlord and Landlord Parties shall not be liable in any way for injury, loss, or damage which may occur to any of the improvements or installations made in the Premises , or to any personal property placed therein , the same being at Tenant’s sole risk. Tenant agrees to indemnify, defend and hold Landlord and Landlord Parties harmless for, from and against any and all claims arising from Tenant’s use of the Premises, the conduct of Tenant’s business, or any activity or work done, permitted or suffered by Tenant or Tenant Parties on or about the Premises, the Building, the Project or the Common Areas prior to the Commencement Date.

8.          Additional Space. This Workletter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

9.          Dispute Resolution. If the parties are unable to reach agreement on a matter covered by this Workletter, then either party shall be entitled to give notice to the other electing to have such matter decided by a licensed architect as provided in this section. Upon delivery and receipt of such notice, Landlord and Tenant will within five (5) days thereafter mutually appoint a licensed architect located in the metropolitan Phoenix area who will review the dispute and rule in favor of either Landlord or Tenant (the “Deciding Architect”). The Deciding Architect must have at least ten (10) years of full-time commercial architectural experience with projects comparable to the Building. The Deciding Architect may not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are not able to agree upon a Deciding Architect within such five (5) days, each party will within five (5) days thereafter separately select an architect meeting the criteria set forth above, which two architects will, within five (5) days of their selection, mutually appoint a third architect meeting the criteria set forth above to be the Deciding Architect. Within seven (7) days of the appointment (by either method) of the Deciding Architect, Landlord and Tenant will submit to the Deciding Architect their respective position on the relevant issue. Within ten (10) days of such appointment of the Deciding Architect, the Deciding Architect will review each party’s submittal (and such other information as the Deciding Architect deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant. If the Deciding Architect timely receives one party’s submittal, but not both, the deciding Architect must designate the submitted proposal as the winning position. In the event the Deciding Architect rules in favor of Tenant, Landlord shall take such actions as required and shall pay all costs and expenses of the Deciding Architect and any delay in the construction shall not be deemed Tenant Delays. In the event the Deciding Architect rules in favor of Landlord, Tenant shall pay the costs and expenses of the Deciding Architect and any delay in the construction shall be deemed Tenant Delays.

10.        Tenant Delays. For purposes of this Exhibit B, Tenant Delays shall include, without limitation: (a) Tenant’s (or Tenant’s Architect’s) failure to comply with the time frames set forth herein (time being of the essence); and (b) any other delay otherwise caused by Tenant or Tenant’s Architect after notice from Landlord and expiration of a two (2) Business Day cure period, which operates to delay Substantial Completion of the Tenant Improvements, as reasonably determined by Landlord. If Tenant disputes any claim of Tenant Delays hereunder, the dispute shall be resolved in accordance with Section 9 of this Workletter.

B-4

Exhibit B-l

(Space Plan)

B-5

Final Plans

• [TO BE ATTACHED WHEN AGREED UPON IN WRITING BY BOTH PARTIES]

B-6

EXHIBIT “C”

COMMENCEMENT DATE CERTIFICATE

This Commencement Date Certificate is made as of_____________, 201__, by and between , a Delaware limited liability company________________________________(“Landlord”) and_______________________, a(n) GREENWOOD HALL, INC., a Nevada corporation (“Tenant”).

A.           Landlord and Tenant have entered into a lease agreement (the “Lease”) dated as of _____________, 201__, whereby Landlord leased to Tenant and Tenant leased from Landlord certain real property located in the County of Maricopa, State of Arizona, as more particularly described in the Lease.

B.           Landlord and Tenant desire to set forth the Commencement Date, as defined in the Lease, and the date of the expiration of the initial term of the Lease.

C.           All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Lease.

NOW, THEREFORE, Landlord and Tenant certify and agree as follows:

1.          That the Commencement Date is ________________; and

2.          That the termination date of the Lease Term is________________.

LANDLORD:	TENANT:

__________________________, a Delaware limited liability company.	GREENWOOD HALL, INC., a Nevada corporation

By:	By:

Name:	Name:

Its:	Its:

C-1

EXHIBIT “D”

PARKING RULES AND REGULATIONS

Capitalized terms used but not defined in this Exhibit shall have the meanings set forth in each tenant’s lease.

Each tenant of the Project shall:

•	Not make mechanical repairs to vehicles in the parking areas.
•	Not park large or oversize vehicles, such as, but not limited to, motor homes, boats or trailers, in the parking areas.
•	Not park in fire lanes, loading zones or any other areas that are not designated as parking spaces.
•	Protect the parking surface under any vehicles that leak excessive fluids.
•	Remove or hide any personal items of value from plain sight to avoid vandalism of vehicles. Exercise added caution when using the parking areas at night and report any lights out or other possibly dangerous situations to Landlord as soon as possible.
•	Keep vehicles locked at all times.
•	Obey all parking control measures effected by Landlord, whether through the use of signs, identifying decals or otherwise.

Visitor Parking: Visitor parking, if designated, is for clients and visitors to the Project; tenants of the Project and their employees shall not use these spaces. In some cases, a time limit may be posted.

Handicap Parking: Only vehicles displaying handicap plates or official handicap placards may park in spaces designated as handicap parking.

Violation of the Parking Rules and Regulations may result in towing from the Project. Towing from the Project can be ordered by Landlord or Landlord Parties, and all charges therefor shall be paid by the owner of the towed vehicle.

D-1

EXHIBIT “E”

RULES AND REGULATIONS

Capitalized terms used but not defined in this Exhibit shall have the meanings set forth in each tenant’s lease. Each tenant of the Project shall:

1.          not paint, display, inscribe, maintain or affix any notices or signs on any part of the Project that can be seen from outside that tenant’s premises except as expressly permitted by such tenant’s lease. No awning or other projection shall be attached to the outside walls or windows of the Project, nor shall any showcases (i.e., A-frame or other types of free-standing signs) or other articles be put in front of or affixed to any part of the exterior of the Project or placed in the halls, corridors, vestibules or other public parts of the Project. Any items installed in violation of the foregoing may be removed by Landlord at the expense of the tenant who has installed such item.

2.          not, without Landlord’s prior written consent, obstruct, encumber or use the Common Areas for any purpose other than ingress and egress to and from the premises demised to such tenant.

3.          not move any safes, freight, furniture or bulky matter of any description into or out of the Project except at such time and in such manner as Landlord may reasonably determine from time to time, and any tenant moving articles into or out of the Project shall be responsible for any damage or injury to any portion of the Project or to any person resulting therefrom. Landlord reserves the right to inspect all freight to be brought into the Project and to exclude from the Project all freight which violates any of these rules and regulations or the provisions of such tenant’s lease. Any handcarts used in the Common Areas shall have rubber wheels and side guards.

4.          not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by applicable law. Landlord may direct and control the weight and location of safes and all other heavy articles and may require, at the tenant’s expense, such supplementary supports as Landlord may deem necessary to properly distribute such weight.

5.          not install or change signal, communication, alarm or other utility or similar service connections except as expressly permitted by the Lease without the prior written approval of Landlord, and then only under Landlord’s direction and at such tenant’s expense.

6.          ascertain from Landlord the maximum amount of electrical current that can safely be permitted and not exceed such amount.

7.          not install in the Premises any equipment that requires more electric current than Landlord is required to provide under such tenant’s lease without Landlord’s prior written consent.

8.          not use the drinking fountains, toilet rooms, urinals, washbowls and other such apparatus for any purpose other than that for which they were constructed, and not throw foreign substances of any kind whatsoever therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

9.          not use utility closets, telephone closets, electrical closets, storage closets, and other such closets, rooms and areas for any purpose or in any manner other than that designated by Landlord or use such areas without Landlord’s prior written consent.

10.         not canvas the Project to solicit business or information or to distribute any article or material to or from other tenants, occupants or visitors thereof, and not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the premises demised to such tenant. No distribution of handbills shall be permitted.

11.         not use any part of the Project as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public.

E-1

12.         not (a) install any internal combustion engine, boiler, machinery, refrigerating, or heating or air conditioning equipment, (b) operate any of such items except as expressly permitted by such tenant’s lease, (c) use the Project, or any part thereof, for housing, lodging or sleeping purposes or for the washing of clothes, (d) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Common Areas or elsewhere in the Project, (e) do anything in or about the Premises tending to create or maintain a nuisance, (f) do any act tending to injure the reputation of the Landlord or the Project, (g) throw or permit to be thrown or dropped any article from any window, door or other opening in any part of the Project, (h) use or permit in the Project anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried by Landlord or violate any certificate of occupancy, (i) use any portion of the Project for any purpose that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials), or (j) do or permit anything to be done that in any way tends to disturb any other tenant or occupants of the Project or any neighboring property.

13.         not enter upon any of the roofs of any of the buildings in the Project. In the event that any tenant of the Project enters upon a roof, with or without Landlord’s consent, such tenant shall be liable for any and all costs, expenses and damages arising therefrom.

14.         except as expressly permitted by such tenant’s lease, not mark, paint, drill into or in any way deface any part of the Project or the premises demised to such tenant or occupant. No boring, cutting, or strings of wires shall be permitted, except with the prior consent of Landlord and as Landlord may direct.

15.         not bring or permit anyone else to bring any bicycles, skateboards or animals of any kind (except professionally trained assistant animals) into the Project.

16.         not permit any cooking in the premises demised to such tenant, except the use of coffee makers and microwave ovens for the wanning of prepared foods and beverages.

17.         not cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

18.         not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with other tenants or occupants of the Project or neighboring properties, whether by whistling, singing, use of any audio device, or in any other way.

19.         not install any radio, telephone, television, microwave or satellite antenna, loudspeaker, music system or other device on the roof or exterior walls of the Project or on common walls shared with adjacent tenants.

20.         not install or permit to be installed any additional locks or bolts on any door into or inside of the premises demised to that tenant, nor shall any changes be made in locks or the mechanisms thereof. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors into or inside of the premises demised to tenants of the Project. All keys shall remain the property of Landlord. For the purposes of this rule, the term “keys” shall mean traditional metallic keys, plastic or other key cards, and other lock opening devices.

21.         not smoke in the Project, except in designated smoking areas established by Landlord from time to time. There shall be no smoking anywhere, at any time, inside the buildings or building restrooms of the Project.

22.         not engage or pay any employee of the Project or Landlord, nor advertise for day laborers giving an address at the Project.

23.         not use any portion of the Project for any immoral or illegal purpose.

24.         see that all entrance doors are locked and all electrical equipment and lighting fixtures are turned off each time such tenant closes and leaves the premises demised to such tenant; subject to properly requested after Building Hours usage.. Tenant shall be responsible for all after Building Hours utility usage.

25.         give prompt notice to Landlord of any accidents to or defects in plumbing, electrical or HVAC apparatus so that same may be attended to in accordance with the terms of such tenant’s lease.

E-2

26.         be responsible, at its sole cost and expense, for providing any additional security desired by such tenant for the premises demised to such tenant, subject to the reasonable prior written approval of Landlord.

27.         cooperate and comply with any reasonable safety or security programs, and regulations from time to time issued by Landlord, including without limitation fire drills, air raid drills, and the appointment of “fire wardens” developed by Landlord or required by law.

E-3

EXHIBIT “F”

PROHIBITED USE

Tenant (and any subtenant, successor or assign) shall not: 1. operate or permit an educational facility within the Building at any time (The University of Phoenix, Inc has an exclusive to operate an educational facility in the Building); or 2. (The University of Phoenix, Inc has the right to prohibit this use in its lease) operate or permit a data center or similar operation within the Building at any time.

Tenant (and any subtenant, successor or assign) shall not: operate within the Building a “flexible workspace center with executive suites for lease to third parties other than the tenant and its employees” (the “Exclusive Use”); or lease space in the Building to any person or entity which is not a current tenant in the Building as of the Effective Date (a “New Tenant”) whose use would violate Tenant’s Exclusive Use; or enter into any new leases/sublease or assignment for space within the Building with New Tenants where the amount of space leased by such tenant is less than 750 rentable square feet and the term of such lease is less than 24 months. Regus has the Exclusive Use in the Building.

F-1

EXHIBIT “F-1”

WAIVER OF EXCLUSIVE USE RIGHT FOR

2550 WEST UNION HILLS DRIVE, PHOENIX, ARIZONA

The undersigned, as fully authorized signatory on behalf of The University of Phoenix, Inc., and Arizona corporation (“Tenant”), hereby agrees as follows:

PHA/Arizona, L.L.C. and Tenant entered into that certain Union Hills Office Park Lease Agreement dated January 19, 2006, as amended by that certain First Amendment to Union Hills Office Park Lease Agreement by and between PHA/Arizona, L.L.C., PHA/Union Hills, LLC, and Tenant dated February 17, 2006, as amended by that Second Amendment to Lease Agreement by and between PHA/Union Hills, LLC and Tenant dated August 10, 2007, and as further amended by that Third Amendment to Lease Agreement by and between Union Hills Member, L.L.C. and Tenant dated February 2008 and that certain Union Hills Office Park Lease Agreement by and between Union Hills Member, L.L.C. and Tenant dated May 14, 2008 (collectively, the “Leases”) for certain premises located in the building commonly known as 2550 West Union Hills Drive, Phoenix, Arizona (“Project”). Capitalized terms not defined herein shall have the meaning ascribed to them in Leases.

The current Landlord under the Leases desires to lease a portion of the Project to Greenwood Hall, Inc., a Nevada corporation and/or its permitted successors and assigns (“Greenwood Hall”) under a lease (“Greenwood Lease”) with Landlord for a portion of the Project. The permitted use for the Greenwood Lease is as follows: general office for only use as an educational advising call center and training facility and data center for Tenant’s operation; provided, however, in no event shall there be any student instruction performed at the Building (“Greenwood Hall Permitted Use”).

The Leases provide Tenant with the exclusive right to operate an educational facility within the Project, pursuant to the terms and conditions of the Leases.

Tenant hereby agrees to allow the Greenwood Hall Permitted Use at the Project, and Greenwood Hall to operate within the Project, and hereby agrees that such use and operation shall in no event constitute a default or violation of the Leases by Landlord.

Tenant agrees that this waiver shall be irrevocable, and shall be binding upon Tenant and its permitted successors and assigns under the Lease, and Tenant will not challenge or object to the adequacy of consideration for such binding waiver and agreement. This document and the agreements provided for herein shall be binding upon Tenant and its permitted successors, heirs and assigns.

Approved and agreed to this __17__ day of ___February ________, 2015.

The University of Phoenix, Inc., an Arizona corporation

By:
Its: Apollo Education Group/University of Phoenix_________________________________, being a fully authorized representative

F-2

EXHIBIT “G”

UNION HILLS OFFICE PLAZA JANITORIAL SPECIFICATIONS

Building Exterior
Police entry walkways	Nightly
Clean entrance glass doors and hardware	Nightly
empty trash receptacles and replace liners	Nightly
Clean ash urns (replace sand as necessary	Nightly

Common Areas
Vacuum and spot clean arpets	Nightly
Spot clean carpets	Nightly
Dust/spot mop lobby/corridor floors	Nightly
Wet mop hard surface floors	Nightly
Wipe walls/doors of elevators	Nightly
Wipe directory board	Nightly
Clean and polish drinking fountains	Nightly
Spot clean walls (as permitted)	Nightly
Spot clean sidelight glass	Nightly
Dust cove base	Weekly
Wipe fire extinguisher cabinets and glass	Weekly
High/low dusting (includes mullions)	Monthly
Dust exit signs	Monthly
Dust/clean light fixtures and exterior of covers	Monthly

Office Areas
Empty trash (replace liners as needed)	Nightly
Vacuum traffic lanes	Nightly
Dust mop/sweep/spot mop hard surface floors	Nightly
Wipe spots and smudges from entry doors	Nightly
Wet mop hard surface floors	Weekly
Detail vacuum (in sections)	Weekly
Dust horizontal surfaces (when clear)	Weekly
Low dusting (baseboards, etc)	Weekly
Spot clean glass partitions	Weekly
High dusting (to 7 feet)	Monthly
Dust window sills and blinds	Monthly

Break Rooms
Empty trash and replace liners	Nightly
Clean sinks and bright work	Nightly
Spot clean cabinets/counters	Nightly
Wipe exterior of appliances	Nightly
Wipe table tops and chairs	Nightly
Dust mop/sweep hard surface floors	Nightly
Mop hard surface floors	Nightly
Spot clean walls	Weekly

G-1

UNION HILLS OFFICE PLAZA JANITORIAL SPECIFICATIONS (cont’d)

Elevators
Vacuum carpets	Nightly
Wipe elevator panels	Nightly
Vacuum elevator tracks	Nightly
Wipe doors including jams	Nightly
Spot clean carpets	Nightly
Clean call buttons and lights	Weekly

Stairwells
Police for trash	Nightly
Wipe handrails	Weekly
Sweep/mop steps and landings	Weekly
Spot clean doors	Weekly

Restrooms
Clean and sanitize toilets and urinals	Nightly
Clean and sanitize mirrors, counters and fixtures	Nightly
Clean, sanitize and restock dispensing units	Nightly
Sweep and mop floor with disinfectant cleaner	Nightly
Spot clean partitions/walls	Nightly
Dust tops of partitions	Nightly
Pour water in floor drains	Weekly
Dust air diffusers	Weekly
Wipe and sanitize partitions/walls/trash cans	Weekly
Wet clean air diffusers	Monthly
Wipe clean all ceiling lights and fixtures	Monthly

Miscellaneous
Gym/locker room cleaning	Special request
Shower cleaning	Special request
Specialty flooring clean (flagstone, marble, etc)	Special request
Floor scrubbing, sealing or waxing	Special request
Suite specific restroom supplies	Special request
Suite carpet cleaning	Special request
Additonal break room/kitchen cleaning	Special request

G-2

EXHIBIT “H”

SIGNAGE CRITERIA

H-1

H-2

H-3

H-4

H-5

East Elev.
1/32" = 1'-0"
West Elev.
1/32" = 1'-0"
South Elev.
1/32" = 1'-0"
= Tenant / Wall Signs
Max = 1.25sf / linear ft of elevation

UNION HILLS
OFFICE PLAZA

Page 6

06-2217

H-6

H-7

H-8

EXHIBIT “I”

SAMPLE FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of ________________, 201__, among _____________ a national banking association (“Lender”), AX UNION HILLSF L.P., a Delaware limited partnership (“Lessor”), and________________, a ________________ (“Lessee”).

Recitals:

A.           Lessor and Lessee have entered into that certain lease dated __________________________, 201 _ (the “Lease”), concerning certain premises (the “Premises”) in the office building known as (the “Property”), located on that certain real property in Scottsdale, Arizona, which is legally described on the attached Exhibit A (the “Land”).

B.           As security for a loan from Lender to Lessor in the original principal amount of $ (the “Loan”), Lessor executed and delivered to Lender a Combination Deed of Trust, Security Agreement and Fixture Financing Statement dated __________________________ (as now or hereafter increased, amended, modified, supplemented, consolidated, replaced, substituted, extended and/or renewed, the “Mortgage”), currently encumbering, inter alia, the Property.

C.           Lender has required the execution of this Agreement as a condition to making the Loan.

D.           Lender, Lessor and Lessee have agreed to the following with respect to their mutual rights and obligations pursuant to and under the Lease and the Mortgage.

NOW, THEREFORE, the parties hereby agree as follows:

1.          Subordination. All of Lessee’s right, title and interest in and to the Premises, the Lease and all rights, remedies and options of Lessee under the Lease are and shall remain unconditionally subject and subordinate to the Mortgage and the lien thereof, to all the terms, conditions and provisions of the Mortgage, to each and every advance made or hereafter made under the Mortgage, and to all increases, amendments, modifications, supplements, consolidations, replacements, substitutions, extensions and renewals of the Mortgage so that at all times the Mortgage shall be and remain a lien on the Premises prior and superior to the Lease for all purposes.

2.          Non-Disturbance. Provided that: (i) the Lease is then in full force and effect; and (ii) Lessee is not then in default under the Lease beyond any applicable grace or cure periods provided in the Lease, then the Lease shall not be extinguished or terminated by an action or proceeding to foreclose or otherwise enforce the Mortgage or by a conveyance in lieu of foreclosure, but rather, the Lease shall continue in full force and effect and the owner of the Premises following a foreclosure sale or conveyance in lieu of foreclosure (“New Owner”) shall recognize and accept Lessee as tenant under the Lease.

3.          Attornment. Upon Lessee’s receipt of notice that Lender or any other party has become the New Owner, Lessee will attorn to and recognize such New Owner as its substitute lessor under the Lease. Lessee’s attornment to and recognition of New Owner pursuant to this Agreement will be effective and self-operative immediately upon Lessee’s receipt of such notice without the execution or delivery of any further instrument. Upon New Owner’s request, Lessee will execute and deliver an instrument acknowledging Lessee’s attornment to and recognition of New Owner.

I-1

4.          New Owner. New Owner will be bound, as the lessor, to Lessee under all covenants and conditions of the Lease for the remainder of the term of the Lease and any renewal or extension thereof pursuant to the terms of the Lease, except that New Owner:

(i)          will not be bound by any provision of the Lease restricting the use of any properties owned by New Owner other than the Land;

(ii)         will not be bound by any amendment, supplement or other modification of the Lease which was not consented to in writing by Lender;

(iii)        will not be liable for any act, omission, or breach by any lessor under the Lease which occurs prior to the date New Owner acquires title to and possession of the Property, nor subject to any right of set-off or defense which Lessee may have against any prior lessor;

(iv)        will not be liable for the return of any security deposit given by Lessee to Lessor except to the extent actually received by New Owner;

(v)         will not be liable under any covenant or warranty in the Lease with regard to the construction of the Premises, including any tenant improvements, nor for the payment of any tenant improvement allowance, nor for any delays in completion of construction, nor for any implied warranty relating to the construction of the Premises and/or the Property; and

(vi)        will, upon any sale or other transfer by New Owner of its interest in the Premises, automatically be released and discharged from all liability thereafter accruing under the Lease.

Lessee shall look only to the estate and property of New Owner in the Land and the Property for the satisfaction of Lessee’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by New Owner as the lessor under the Lease, and no other property or assets of New Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee’s remedies under or with respect to the Lease.

5.          Miscellaneous.

a.           Notices. Any notice required or permitted to be given by any party under the terms of this Agreement shall be deemed to have been given on the date the same is deposited in the United States Mail registered or certified, return receipt requested, postage prepaid, or deposited with Federal Express, UPS or another reputable overnight courier, addressed to the party to which the notice is to be given at the address set forth below, or at any other address specified in a notice given by such party to the others not less than ten (10) days prior to the effective date of the address change:

If to Lender:

Real Estate Banking Division

I-2

With a copy to:

Attn:

If to Lessor:	AX UNION HILLS L.P.
16220 North Scottsdale Road
Suite 280
Scottsdale, AZ 85254
Attn: Phil Martens

With a copy to:	Artis REIT
300 - 360 Main Street
Winnipeg Manitoba R3C 3Z3
Attn: Jim Green

And with a copy to:	Reinhart Boerner Van Deuren s.c.
16220 North Scottsdale Road
Suite 205
Scottsdale, AZ 85254
Attn: William (Will) Invie Shroyer
If to Lessee:

Attn:

b.           Notice of Default. Lessee will provide to Lender each notice of default by Lessor, as and when it provides such notice to Lessor, and Lender will have the right, but not the obligation, to cure any such default within 15 days after the expiration of the time provided in the Lease to Lessor to cure such default, provided that if Lender, acting with diligence, cannot cure such default within such 15-day period, Lender’s commencement of a remedy within such 15-day period will be sufficient so long as a cure is effected within a reasonable time. Lessee agrees not to exercise any of its remedies in connection with any default notice to Lessor until the expiration of the cure period provided to Lender by this Agreement, and Lessee hereby agrees to accept any cure from Lender as if made by Lessor. Notwithstanding the foregoing, unless Lender otherwise agrees in writing to assume any obligations of Lessor under the Lease, Lessor shall remain solely liable to perform Lessor’s obligations under the Lease, both before and after Lender’s exercise of any right or remedy under this Agreement.

c.           No Advance Rent. Lessee will not pay the rent or any other sums due under the Lease more than one month in advance, except with the written consent of Lender.

d.           Insurance and Condemnation Proceeds. Notwithstanding any provision of the Lease to the contrary, the Mortgage and the other documents executed in connection with the Loan shall control the application of insurance or condemnation proceeds and the restoration of the Premises or the Property in the event of a casualty loss or a taking.

I-3

e.           Assignment of Rents. Lessor and Lessee acknowledge that Lender is entitled, pursuant to an Assignment of Leases and Rents executed by Lessor in favor of Lender, to receive and collect all rent payable under the Lease directly from Lessee. Lessee agrees to pay all of said rent directly to Lender upon receipt of a written request from Lender. Until Lessee receives such request from Lender, Lessee will pay all of said rent to Lessor in accordance with the provisions of the Lease. Upon Lessee’s receipt of such request, Lessee will not be required to determine whether Lessor is in default under the Loan or the Mortgage.

f.            No Modification or Termination. Neither Lessor nor Lessee will cancel or terminate the Lease or amend, modify, supplement, or in any manner alter any of its terms without the prior written consent of Lender.

g.           No Other Subordination. Neither Lessor nor Lessee will, during the term of the Mortgage, permit the Lease to become subordinate to the lien of any mortgage or security instrument in favor of any person or entity other than Lender.

h.           Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, including any New Owner.

i.            Governing Law. This Agreement and the Lease will be governed by and construed and interpreted in accordance with the internal laws of the State of Arizona.

j.            Counterparts. This Agreement may be signed in counterparts and each counterpart shall be effective as an original when counterparts have been signed by all parties.

[Remainder of Page Intentionally Left Blank]

I-4

IN WITNESS WHEREOF, this Subordination, Non-Disturbance and Attornment Agreement has been duly executed as of the day and year first above written.

LENDER:

By:
Its:

STATE OF MINNESOTA	)

	)	ss.

COUNTY OF HENNEPIN	)

The foregoing was acknowledged before me this _________ day of __________________, 201__, by ___________________________ the __________________ of, a national banking association, on behalf of the association.

Notary Public

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BORROWER:

AX UNION HILLS L.P., a Delaware limited partnership

By:
Philip Martens, Authorized Signatory

STATE OF ____________	)

) ss.

COUNTY OF _____________	)

The foregoing was acknowledged before me this __________ day of __________________, 201__, by Philip Martens the Authorized Signatory of AX UNION HILLS L.P., a Delaware limited partnership, on behalf of the partnership.

Notary Public

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[LESSEE]

By:
Its:

STATE OF ______________	)

) ss.

COUNTY OF ____________	)

The foregoing was acknowledged before me this ___________ day of ____________________, 201__ , by ________________________ the __________________ of _______________________, a _______________________, on behalf of the ______________________.

Notary Public

This document was drafted by:

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EXHIBIT A

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